Exhibit 10.1

U.S. $50,000,000
RECEIVABLES LOAN AND SECURITY AGREEMENT
Dated as of September 24, 2010
Among
MARLIN LEASING RECEIVABLES XIII LLC,
as the Borrower,
MARLIN LEASING CORPORATION,
as the Servicer,
THE FINANCIAL INSTITUTIONS
PARTY HERETO FROM TIME TO TIME,
as Lenders,
KEY EQUIPMENT FINANCE INC.,
as the Agent,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Backup Servicer and Custodian,

This RECEIVABLES LOAN AND SECURITY AGREEMENT is made as of September 24, 2010, among:
1. MARLIN LEASING RECEIVABLES XIII LLC, a Nevada limited liability company (the “Borrower”);
2. MARLIN LEASING CORPORATION, a Delaware corporation, as the Servicer (as defined herein);
3. THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME as Lenders (each, together with its successors and assigns, a “Lender”);
5. KEY EQUIPMENT FINANCE INC., a Michigan corporation (“Key”), as agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”); and
6. WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the Backup Servicer and the Custodian (as each such term is defined herein).
IT IS AGREED as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.
(b) As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Accountants’ Report” is the audit described in Section 6.12(b).
“Accrual Period” means, with respect to the Loans, (a) with respect to the first Remittance Date, the period from and including the initial Borrowing Date to and including the last day immediately preceding the first Remittance Date and (b) with respect to any subsequent Remittance Date, the period from and including the immediately preceding Remittance Date to and including the last day immediately preceding such Remittance Date; provided that on the date of any repayment of the Loans Outstanding, the Accrual Period shall extend to the date of repayment.
“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Collateral, (i) any lien, security interest, charge, encumbrance or other right or claim in favor of the Agent (on behalf of the Secured Parties), (ii) any rights with respect to Equipment granted to the related Obligor under the related Contract or (iii) a Permitted Lien.

“Affected Party” has the meaning assigned to that term in Section 2.09.
“Affiliate” when used with respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” has the meaning assigned to that term in the preamble hereto.
“Agent’s Bank” means KeyBank, in its role as agent bank hereunder, and its successors and assigns that are Eligible Depository Institutions.
“Agent’s Fee” means, for any Remittance Period, an amount (if any) payable out of Collections in accordance with the priority provisions of Section 2.05(c) equal to the sum of the fees (if any) due and owing to the Agent pursuant to the Fee Letter.
“Aggregate Commitment” means the sum of the Commitments of the Lenders under this Agreement.
“Agreement” means this Receivables Loan and Security Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter in accordance with the terms hereof.
“Annualized Borrower Default Percentage” means, (a) with respect to the Monthly Report Date beginning with the sixth (6th) Monthly Report Date following the Closing Date through and including the eleventh (11th) Monthly Report Date following the Closing Date, an amount (expressed as a percentage) equal to the product of (i) two and (ii) the sum of the Borrower Default Percentage calculated in respect of each of the six immediately preceding Remittance Periods and (b) with respect to the Monthly Report Date beginning with the twelfth (12th) Monthly Report Date following the Closing Date and each Monthly Report Date thereafter, an amount (expressed as a percentage) equal to the sum of Borrower Default Percentage calculated in respect of each of the 12 immediately preceding Remittance Periods.
“Annualized Managed Portfolio Default Percentage” means, an amount (expressed as a percentage) equal to the sum of Managed Portfolio Default Percentage calculated in respect of each of the 12 immediately preceding Remittance Periods.
“Assigned Documents” has the meaning assigned to that term in Section 2.10.
“Assignment” has the meaning set forth in the Purchase and Contribution Agreement.
“Available Funds” means for any Remittance Date and the related Remittance Period, the sum of (i) Collections in respect of Pledged Receivables and Collateral on deposit in the Collection Account, to the extent received during or in respect of the related Remittance Period, and (ii) investment earnings on deposit in the Collection Account.

“Available Funds Shortfall” means for any Remittance Date, the positive difference, if any, of (i) the amount necessary to make all distributions required to made pursuant to clauses (i)-(vi) of Section 2.05(c)(I) or Section 2.05(c)(II), as applicable, over (ii) the Available Funds for such Payment Date.
“Backup Servicer” means Wells Fargo Bank, National Association, in its role as a backup servicer hereunder, or any successor Backup Servicer appointed by the Agent pursuant to Section 6.14.
“Backup Servicer Fee” means, for any Remittance Period, an amount, payable out of Collections in accordance with the priority provisions of Section 2.05(c) equal to the fees due and owing the Backup Servicer pursuant to Exhibit F for such Remittance Period.
“Backup Servicer Monthly Certification” means a certification to the Agent in substantially the form attached hereto as Exhibit G with respect to the requirements in Section 6.14.
“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended.
“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:
(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.
“Benefit Plan” means, collectively, (i) any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA and (ii) any other material fringe benefit arrangements, whether formal or informal, executive compensation and equity programs which are maintained by the Borrower or its ERISA Affiliates.

“Borrower” has the meaning assigned to that term in the preamble hereto.
“Borrower Default Percentage” means, with respect to any Monthly Report Date, a ratio, expressed as a percentage, of (i) the aggregate Discounted Balances of all Pledged Receivables that became Defaulted Receivables during the applicable Remittance Period less all Recoveries received during such Remittance Period to (ii) an amount equal to (a) the sum of the Pledged Receivables Balance on the first day of such Remittance Period and the Pledged Receivables Balance on the last day of such Remittance Period, divided by (b) two.
“Borrower Delinquency Percentage” means, with respect to any Monthly Report Date commencing on the third (3rd) Monthly Report Date and determined as of the end of the immediately preceding Remittance Period, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Contract Balance Remaining of all Pledged Receivables as to which any Scheduled Payment (or part thereof in excess of 10% of such Scheduled Payment) is delinquent 61 or more days less the aggregate Contract Balance Remaining of all Defaulted Receivables as of the end of such Remittance Period, and the denominator of which is the aggregate Contract Balance Remaining of all Pledged Receivables as of the end of the Remittance Period immediately preceding such Monthly Report Date.
“Borrower Entities” means, collectively, the Borrower, Marlin, Parent and each of their Subsidiaries and Affiliates.
“Borrowing” means a borrowing of Loans under this Agreement.
“Borrowing Base Certificate” means a report, in substantially the form of Exhibit A, prepared by the Borrower for the benefit of the Agent and the Lenders pursuant to Section 6.11(d).
“Borrowing Base Deficiency” means, at any time that the Capital Limit is less than the Facility Amount, an amount equal to the amount of such deficiency.
“Borrowing Date” means, with respect to any Borrowing, the date on which such Borrowing is funded, which date, other than in the case of the initial Borrowing, shall be a Subsequent Borrowing Date.
“Borrowing Limit” means initially the Maximum Facility Amount; provided that at all times on or after the Program Termination Date, the Borrowing Limit shall mean the lowest aggregate principal balance of the Loans Outstanding on any date occurring on or after such Program Termination Date.
“Business Day” means a day of the year other than a Saturday or a Sunday or any other day on which banks are authorized or required to close in New York, New York; provided, that, if any determination of a Business Day shall relate to a Loan bearing interest at the LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Calculated Amortizing Balance” means, with respect to a Qualifying Interest Rate Hedge and as of any date of determination, the projected scheduled amortizing Discounted Balance determined as of the end of the immediately preceding Remittance Period through the scheduled maturity date of the related Pledged Receivables, determined by the Servicer and accepted by the Agent based upon the Discounted Balance of such Pledged Receivables as of such date of determination, adjusted by a prepayment rate of 4.5% per annum.
“Capital Lease” shall have the meaning given to such term under Statement 13 of the Financial Accounting Standards Board or as that term may be defined hereafter in accordance with GAAP.
“Capital Limit” means, at any time of determination, an amount equal to:

(ERB x MAP) + CA

where:	ERB	=	the Eligible Receivables Balance at such time (i.e., the then current Eligible Receivables Balance and not the Eligible Receivables Balance as of any prior date of determination);

	MAP	=	Maximum Advance Percentage at such time; and

	CA	=
the amount of Collections on deposit in the Collection Account at such time to be applied in accordance with Section 2.05 on the next Remittance Date, minus the portion of such Collections which are required to be maintained for the payment of all accrued amounts due and payable by the Borrower to a Qualifying Hedge Counterparty (including Hedge Breakage Costs) and all other fees required to be paid pursuant to Section 2.05 hereof.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, economic membership interests, participations or other equivalents of or interest in equity (however designated) of such Person.
“Change of Control” means that at any time (i) Parent ceases to own directly 100% of all Capital Stock or voting power of Marlin, (ii) Marlin shall fail to own directly 100% of all Capital Stock or voting power of the Borrower (other than any interest of the Independent Manager under the Borrower’s limited liability company agreement), (iii) without the prior written consent of the Agent (such consent not to be unreasonably withheld), the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) or the Borrower merges or consolidates with any other Person and after giving effect to such merger or consolidation, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) or Borrower, as applicable, is not the surviving entity, (iv) any event or condition occurs which results in any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a person or group that owns 25% or more of the Capital Stock of Marlin as of the date of this Agreement, shall become or obtain rights (whether by means of warrants, options or otherwise) to become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 25% of the outstanding Capital Stock of Marlin, or (v) any one of Dan Dyer, George Pelose or Lynne Wilson shall become unable to perform, or cease to be employed in, his or her current position with Marlin and shall not be replaced within 120 days with a person or persons with skill sets and experience appropriate for performing the duties of the applicable position.

“Closing Date” means September 24, 2010.
“Collateral” has the meaning assigned to that term in Section 2.11.
“Collateral Receipt” has the meaning assigned to that term in the Custodial Agreement.
“Collection Account” means a segregated account in the name of “MARLIN LEASING RECEIVABLES XIII LLC, for the benefit of Key Equipment Finance Inc., as Agent” and under the sole dominion and control of the Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Servicer, on behalf of the Borrower, shall be solely liable for any taxes payable with respect to the Collection Account.
“Collection Date” means the date on which the aggregate outstanding principal amount of the Loans has been repaid in full and all Yield and Fees and all other Obligations have been paid in full, and no Lender shall have any further obligation hereunder to make any additional Loans.
“Collections” means, without duplication, (i) with respect to any Pledged Receivable, all Scheduled Payments, all prepayments, all Overdue Payments, all Guaranty Amounts, all Insurance Proceeds, all Servicing Charges, all Delinquency and Prepayment Fees, all Recoveries, all amounts paid to the Borrower pursuant to the terms of the Purchase and Contribution Agreement and all other payments received with respect to the Contract related to such Pledged Receivable, (ii) any amounts paid to the Borrower under or in connection with any Qualifying Interest Rate Hedge or the hedging arrangements contemplated thereunder and (iii) all cash receipts and proceeds in respect of the Other Conveyed Property, Collateral and Related Security.
“Commitment” means the obligation of a Lender to make Loans pursuant to this Agreement in an aggregate amount not to exceed the “Commitment Amount” set forth opposite such Lender’s name on the signature pages to this Agreement, as adjusted from time to time in accordance with Section 10.04.
“Commitment Termination Date” means September 23, 2012, as such date may be extended from time to time if so requested by the Borrower and agreed to in writing by the Lenders party hereto.
“Computer Tape or Listing” means the computer tape or listing (whether in electronic form or otherwise) generated by the Servicer on behalf of the Borrower, which provides information relating to the Receivables included in the Eligible Receivables Balance and all other information necessary to prepare the Monthly Remittance Report.

“Contract” means an Equipment Lease Contract or an Equipment Finance Agreement, as applicable.
“Contract Balance Remaining” means, with respect to a Contract, as of any date of determination, the sum of the aggregate (undiscounted) amount of all unpaid Scheduled Payments due thereon; provided, however, that the Contract Balance Remaining of any Defaulted Receivable or Contract with respect to which a prepayment in full has been made or any Contract purchased by the Servicer, as the case may be, shall be deemed to be zero as of the last day of the immediately preceding Remittance Period.
“Cost of Funds Rate” means, with respect to any Accrual Period for any Loan allocated to such Accrual Period, the higher of (i) LIBOR or (ii) 1.0% per annum.
“Covenant Compliance Certificate” means a certificate substantially in the form of Exhibit H hereto executed and delivered by an officer of Marlin to the Agent.
“Credit and Collection Policy” means the “Credit and Collection Policy” of Marlin, as annexed hereto as Schedule IV, as such policy may hereafter be amended, modified or supplemented from time to time in compliance with Section 5.01(j), or, in the case of a successor servicer, the collection policies of such successor servicer.
“Custodial Agreement” means that certain Custodial Agreement dated as of the Closing Date among Marlin, the Borrower, the Agent and the Custodian, together with all instruments, documents and agreements executed in connection therewith, as such Custodial Agreement may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms thereof.
“Custodian” means Wells Fargo, in its role as custodian under the Custodial Agreement, or any substitute Custodian appointed by the Agent pursuant to the Custodial Agreement.
“Custodian Fee” means, for any Remittance Period, an amount payable out of Collections in accordance with the priority provisions of Section 2.05(c) equal to the aggregate fees listed in Exhibit F which relate to such Remittance Period.
“Cut-Off Date” has the meaning given such term in the Purchase and Contribution Agreement.
“Debt” of any Person means, without duplication, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments related to transactions that are classified as financings under GAAP, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (v) obligations secured by an Adverse Claim upon property or assets owned (under GAAP) by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor, against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

“Default Funding Rate” means, for any Accrual Period, an interest rate per annum equal to the sum of (i) two percent (2.00%) per annum and (ii) the Cost of Funds Rate.
“Defaulted Receivable” means, as of any time of determination, any Pledged Receivable:
(i) with respect to which 10% or more of any Scheduled Payment (excluding late fees) is deemed to be outstanding by the Servicer pursuant to the Credit and Collection Policy for more than 120 days (measured as of the 20th calendar day of the applicable month) after the due date therefor set forth in the related Contract; or
(ii) with respect to which there has been a Bankruptcy Event with respect to the related Obligor (unless such Obligor is subject to a Chapter 11 or Chapter 13 Bankruptcy Event and has obtained a final court order approving the payment of all amounts payable under the related Contract); or
(iii) which has been or should be charged off in accordance with the Credit and Collection Policy as a result of the occurrence of a Bankruptcy Event with respect to the related Obligor or which has been or should otherwise be deemed uncollectible by the Servicer in accordance with the Credit and Collection Policy; or
(iv) with respect to which the Servicer has repossessed or commenced a formal action to repossess the related Equipment.
“Delinquency and Prepayment Fees” means the sum of (i) any late payment charges paid by an Obligor on a Contract with respect to a Delinquent Receivable after application of any such charges to amounts then due under such Contract and (ii) any prepayment charges paid by an Obligor in connection with a prepayment.
“Delinquent Receivable” means, as of any time of determination, any Pledged Receivable (other than a Defaulted Receivable) with respect to which 10% or more of any Scheduled Payment (excluding late fees) is deemed to be outstanding more than 61 days (but less than 121 days) after the due date therefor set forth in the related Contract, as determined by the Servicer in accordance with the Credit and Collection Policy.
“Deposit Account Control Agreement” means the Deposit Account Control Agreement, dated as of the Closing Date, among the Agent’s Bank, the Borrower and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Depository Institution” means a depository institution or trust company, incorporated under the laws of the United States or any State thereof, that is subject to supervision and examination by federal and/or State banking authorities.

“Depreciation Expense” means, for any Person and any Period, the aggregate amount of depreciation of assets in respect of such Person using a method of depreciation used in such Person’s financial statements.
“Discount Rate” means, as of any date on which a Loan is made hereunder, with respect to the Eligible Receivables to be Pledged in connection with such Loan, a percentage equal to the sum of (i) the Weighted Average Hedge Rate, (ii) the Lender Margin, (iii) the Servicing Fee Rate, each of (i), (ii) and (iii) as in effect on such date, and (iv) 1.50%.
“Discounted Balance” means, with respect to any Receivable or Contract, as of any date of determination, the present value of the aggregate amount of Scheduled Payments (except for delinquent payments) due or to become due under the terms of the related Contract, which remain unpaid as of such date of determination, calculated by discounting monthly in arrears such aggregate amount of unpaid Scheduled Payments to such date of determination at a rate equal to the Discount Rate.
“Dollar”, “United States Dollar” or “$” means the lawful currency of the United States.
“Dynamic Percentage” means, as of any Monthly Report Date as calculated for the Remittance Period most recently ended, an amount (expressed as a percentage) equal to (i) the product of (a) 3.0, (b) the Annualized Borrower Default Percentage and (c) the Weighted Average Remaining Life (expressed in years) of the Eligible Receivables owned by the Borrower.
“EBITDA” shall mean, for any period, for any Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, positive net income (excluding derivative mark-to-market accounting adjustments), plus interest expense, non-cash compensation, income taxes, Depreciation Expense and amortization.
“Eligible Depository Institution” means a Depository Institution the short-term unsecured senior indebtedness of which is rated at least “Prime-1” by Moody’s, “A-1” by S&P and “F1” by Fitch, if rated by Fitch.
“Eligible Receivable” means, at any time, a Pledged Receivable with respect to which each of the representations and warranties with respect thereto and the Contract related thereto contained in Schedule III is true and correct at such time.
“Eligible Receivables Balance” means, at any time, (i) the Pledged Receivables Balance, minus (ii) the Overconcentration Amount at such time.
“Equipment” means the equipment, Vehicle(s) and software leased or sold to an Obligor, or serving as collateral under a Contract, together with any replacement parts, additions and repairs thereof, and any accessories incorporated therein and/or affixed thereto.
“Equipment Finance Agreement” means, collectively, any agreement substantially similar in form and content to the forms attached hereto as Exhibit D-1 or Exhibit D-2, pursuant to which Marlin or a third party makes a loan to an Obligor secured by Equipment purchased or owned by such Obligor (and, in certain cases, fixtures), as well as any other assets of the Obligor securing such loan, together with all schedules, supplements and amendments thereto and each other document and instrument related thereto.

“Equipment Lease Contract” means, collectively, any agreement substantially similar in form and content to the forms attached hereto as Exhibit D-3 or Exhibit D-4 pursuant to which Equipment is leased to an Obligor by Marlin or a third party, together with all schedules, supplements and amendments thereto and each other document and instrument related to such equipment lease contract.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) under common control with such Person within the meaning of Section 414 of the IRC and also means any other trade or business for which a Borrower Entity has liability under principles of applicable law.
“ERISA Event” means (a) a reportable event with respect to a Pension Plan; (b) a withdrawal by any Borrower Entity or any ERISA Affiliate thereof from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower Entity or any ERISA Affiliate thereof from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Benefit Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower Entity or any ERISA Affiliate thereof; (g) liability of the Borrower on account of its or its ERISA Affiliates actions or inactions with respect to the Benefit Plans, in any case in (a)-(f) above, which liability exceeds $500,000.
“Event of Default” has the meaning assigned to that term in Section 7.01.
“Facility” means the lending facility evidenced by this Agreement.
“Facility Amount” means, at any time, the sum of (i) the aggregate Loans Outstanding hereunder, plus (ii) accrued and unpaid Yield and Fees with respect to the amounts described in the foregoing clause (i).
“Facility Maturity Date” means the date which is one year following the then-current Commitment Termination Date.
“FATCA” has the meaning assigned to that term in Section 2.15(a).

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, among the Borrower, Marlin and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Fees” has the meaning assigned to that term in Section 2.08(a).
“First Data Agreement” means that certain Remittance Processing Services Agreement, dated as of November 5, 2008, by and between REMITCO LLC and Marlin Business Services Corp., as the same may be amended, restated, supplemented or otherwise modified from time to time.
“First Priority Assets” has the meaning assigned to that term in Section 6.05.
“Fitch” means Fitch, Inc. (or its successors in interest).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“Government Contract” means a Contract with an Obligor or a guarantor thereunder that is a Government Entity.
“Government Entity” means the United States federal government, any State or any municipality thereof, any political subdivision of a State or any municipality thereof and any agency or instrumentality of any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guaranty” means that parent undertaking, dated as of the date hereof, executed and delivered by Parent to the Agent in connection with this Agreement for the benefit of the Secured Parties.
“Guaranty Amounts” means, with respect to any Contract, any and all amounts paid by any guarantor with respect to such Contract.
“Hedge Breakage Costs” means, with respect to any applicable Qualifying Interest Rate Hedge, the net amount, if any, payable by the Borrower to such Qualifying Hedge Counterparty for the early termination of that Qualifying Interest Rate Hedge or any portion thereof.
“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.
“Independent Accountants” has the meaning assigned to that term in Section 6.12.
“Independent Directors” has the meaning assigned to that term in Section 5.01(b).
“Instructing Group” means the Required Lenders.
“Insurance Policy” means, with respect to any Equipment, any insurance policy or policies maintained by or on behalf of the Obligor pursuant to the related Contract that covers physical damage to the related Equipment (including policies procured by the Borrower or the Servicer, or any agent thereof, on behalf of the Obligor).

“Insurance Proceeds” means, with respect to an item of Equipment, any amount paid under an Insurance Policy or any other insurance policy issued with respect to such Equipment and the related Contract, net of any proceeds which are required by law or the related Contract to be paid to the related Obligor.
“Invoice Management Agreement” means the Print and Mail Fulfillment Services Agreement, dated as of June 12, 2009, by and between Output Services Group and Marlin, pursuant to which Output Services Group provides certain billing services.
“IRC” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
“KeyBank” means KeyBank, National Association.
“Lender” has the meaning assigned to that term in the preamble hereto.
“Lender Margin” shall have the meaning specified in the Fee Letter.
“Lender Register” shall have the meaning assigned to that term in Section 10.04(c).
“LIBOR” means, with respect to any Interest Period or other time period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Dollars for a period equal to such Accrual Period or other period, which appears on Page 3750 of the Telerate Service (or any successor page or successor service that displays the British Bankers’ Association Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) two Business Days before the commencement of such Accrual Period or other period. If for any Accrual Period, no such displayed rate is available (or, for any other period, if such displayed rate is not available or the need to calculate LIBOR is not notified to the Agent at least three Business Days before the commencement of the period for which it is to be determined), the Agent shall determine such rate based on the rates KeyBank is offered deposits of such duration in the London interbank market.
“Liquidation Fee” means, for Loans which are repaid (in whole or in part) on a date other than a Remittance Date, the LIBOR loan breakage costs (if any) related to such repayment plus the amount (if any) by which (i) Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the amount of the repayment of such Loans if such payment had not been made exceeds (ii) the sum of (A) Yield actually received by the Lender in respect of such Loans prior to the date of repayment and (B) the income (if any) received by the Lender from the Lender’s investing the proceeds of such repayments.
“Liquidation Proceeds” means, with respect to a Receivable with respect to which the related Equipment has been repossessed, foreclosed upon (in the case of real estate), disposed of or otherwise realized upon by the Servicer, all amounts realized with respect to such Receivable net of (i) reasonable expenses of the Servicer incurred and not previously reimbursed in connection with the collection, repossession, foreclosure and/or disposition of the related Equipment and (ii) amounts that are legally required to be refunded to the Obligor on such Receivable; provided that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Liquidity Ratio” means, as of any Monthly Report Date, the ratio of (i) Marlin’s liquid assets (including, without limitation, unrestricted cash (which shall not include cash pledged to a third party or in an account subject to a control agreement or in which a third party has a perfected security interest), accounts receivable due within 30 days, accrued servicing fees due within 30 days, undrawn availability under any existing liquidity facilities), measured as of the last day of the immediately preceding Remittance Period, to (ii) the sum of (without duplication) (a) Marlin’s monthly Operating Expenses (net of expense reimbursements from Affiliates) and (b) interest on Subordinated Debt of Marlin, measured as of the last day of the immediately preceding Remittance Period.
“Loan” means each loan advanced by a Lender to the Borrower on a Borrowing Date pursuant to Article II.
“Loan Amount” means, for each Lender, (a) the sum of (i) all Loans by such Lender and (ii) the aggregate amount of any payments or exchanges made by, or on behalf of, such Lender to any other Lender to acquire a Loan Amount from such other Lender minus (b) all Collections received and distributed as repayment of principal amounts of Loans outstanding pursuant to Section 2.05 and any other amounts received by the Lender to repay the principal amounts of Loans outstanding pursuant to Section 2.14 or otherwise including amounts received from other Lenders and other amounts received or exchanged and, in each case, applied by the Agent or such Lender to reduce such Lender’s Loan Amount; provided that the Loan Amount shall not be reduced by any Collections or other amounts if at any time such Collections or other amounts are rescinded or must be returned for any reason.
“Loans Outstanding” means, with respect to any date of determination, the sum of the Loan Amounts for all Lenders on such date of determination.
“Lockbox” means P.O. Box 13604, Philadelphia, PA 19101-3604 to which certain Collections are remitted for processing by the Lockbox Agent.
“Lockbox Account” means the deposit account (account number 4121798870/MLC at the Lockbox Bank) in the name of Wells Fargo Bank, National Association as Lockbox Bank pursuant to the Lockbox Agreement.
“Lockbox Agent” means REMITCO LLC, in its role as lockbox agent under the First Data Agreement, and its successors in interest.
“Lockbox Agreement” means the ACH Origination Services Service Description dated as of October 13, 2008 by and between Marlin and Wells Fargo Bank, National Association.
“Lockbox Bank” means Wells Fargo Bank, National Association, in its role as the bank maintaining the Lockbox, and its successors in interest.

“Managed Portfolio” means the aggregate portfolio of Receivables owned by Parent or any of its subsidiaries.
“Managed Portfolio Default Percentage” means, with respect to any Monthly Report Date, a ratio, expressed as a percentage, of (i) the aggregate of Marlin’s net investment (calculated in accordance with GAAP) in all Contracts included in the Managed Portfolio that were charged-off in accordance with the Credit and Collection Policy during such Remittance Period less all Recoveries received during such Remittance Period to (ii) an amount equal to (a) the sum of Marlin’s net investment (calculated in accordance with GAAP) in all Contracts included in the Managed Portfolio on the first day of such Remittance Period and Marlin’s net investment (calculated in accordance with GAAP) in all Contracts included in the Managed Portfolio on the last day of such Remittance Period, divided by (b) two.
“Managed Portfolio Delinquency Percentage” means, with respect to any Monthly Report Date commencing on the third (3rd) Monthly Report Date and determined as of the end of the immediately preceding Remittance Period, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Contract Balance Remaining of all Contracts included in the Managed Portfolio as to which any Scheduled Payment (or part thereof in excess of 10% of such Scheduled Payment) is delinquent 61 or more days less the aggregate Contract Balance Remaining of all Defaulted Receivables as of the end of such Remittance Period, and the denominator of which is the aggregate Contract Balance Remaining of all Contracts included in the Managed Portfolio as of the end of the Remittance Period immediately preceding such Monthly Report Date.
“Marlin” means Marlin Leasing Corporation, a Delaware corporation, and its successors in interest.
“Marlin Purchase Event” has the meaning given such term in the Purchase and Contribution Agreement.
“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business or properties of the Borrower, Marlin or the Parent, (ii) the ability of the Borrower, Marlin or the Parent to perform its respective obligations under this Agreement and/or any other Transaction Document to which it is a party, (iii) the validity or enforceability of this Agreement and/or any other Transaction Document to which the Borrower, Marlin or the Parent is a party, (iv) the rights and remedies of the Secured Parties and/or the Agent under this Agreement and/or any of the Transaction Documents to which they are a party and/or (v) the validity, enforceability or collectability of all or any material portion of the Pledged Receivables.
“Maximum Advance Percentage” means, as of any Monthly Report Date as calculated for the calendar month most recently ended, a percentage equal to (a) 100% less (b) the greater of (i) 16.0% and (ii) the Dynamic Percentage calculated as of such date of determination.
“Maximum Facility Amount” means $50,000,000.
“Maximum Substitution Amount” means the lesser of (without duplication) (i) during the most recent twelve month period, an amount equal to (a) 5.0% multiplied by (b) the maximum principal amount of Loans Outstanding under this Facility during such twelve month period and (ii) an amount equal to (a) 5.0% multiplied by (b) the maximum principal amount of Loans Outstanding under this Facility on any date since the Closing Date.

“Minimum Tangible Net Worth” means a Tangible Net Worth in an amount equal to the sum of (i) $138,000,000, and (ii) fifty percent (50%) of the Parent’s consolidated net income from operations (but without giving effect to any adjustments related to the valuation of any interest rate swaps, interest rate caps or other similar derivative instruments required pursuant to the Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board) for each fiscal quarter ending on or after December 31, 2009.
“Monthly Remittance Report” means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Agent (for itself and the Lenders), the Agent’s Bank and the Backup Servicer pursuant to Section 6.11(b).
“Monthly Report Date” means the day that is three Business Days prior to each Remittance Date.
“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).
“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, to which a Borrower Entity or any ERISA Affiliate thereof makes, is making, or is obligated to make contributions or, during the preceding five calendar years, has made, or been obligated to make, contributions.
“Net Book Value” means, as of any determination date, with respect to any Pledged Receivable, an amount equal to (i) the gross amount of all payments due or to become due, but are unpaid, with respect to such Pledged Receivable as of the relevant Cut- Off Date in the case of a newly acquired Pledged Receivable and as of the last day of the immediately preceding Remittance Period in all other instances, minus (ii) any Unearned Income with respect to the Pledged Receivable as of such date, plus, (iii), in the case of a Receivable relating to an Equipment Lease Contract, the Residual Amount, if any, related to such Pledged Receivable, minus, (iv) the amount of any Security Deposit related to such Pledged Receivable.
“Notice of Borrowing” has the meaning assigned to that term in Section 2.02(b).
“Notice of Pledge” has the meaning assigned to that term in the Custodial Agreement.
“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Secured Parties or the Agent arising under this Agreement and each other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Loans, indemnifications and other amounts due or to become due by the Borrower to the Secured Parties or the Agent under this Agreement and each other Transaction Document, including, without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Contract, including, without limitation, any applicable guarantor.
“Obligor Financing Statement” means a UCC financing statement filed by Marlin against an Obligor under a Contract substantially in the form attached hereto as Exhibit E; provided, that, notwithstanding anything to the contrary contained herein, no Obligor Financing Statement shall be required hereunder with respect to Equipment that has a value of less than $25,000.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Certificate”, with respect to any Person, means a certificate signed by the president, the secretary, the chief financial officer, controller or any vice president of such Person and, solely with respect to Wells Fargo, any trust officer or other officer having responsibility for administration of this Agreement.
“Operating Expenses” means, for an accounting period, the sum of (i) salary and benefits and (ii) general and administrative expenses as reported in accordance with GAAP (before accounting adjustments for the deferral of internal costs directly related to origination activity).
“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable to the Agent, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement or any other Transaction Document to be delivered to the Borrower or the Agent, is acceptable in form and substance to the Agent.
“Original” means (a) with respect to Contracts and guaranties originated on Marlin paper, the executed original counterpart of a Contract or guaranty bearing the original signature of an employee of Marlin and the original signature of the applicable Obligor or guarantor (or, if no original signature of the applicable Obligor or guarantor is received by the Borrower, a pdf or facsimile copy of the signature of such Obligor or guarantor) originated under circumstances consistent with the Credit and Collection Policy and (b) with respect to Contracts and guaranties originated on approved third party paper, the executed original counterpart of a Contract or guaranty bearing the original signature of the applicable Obligor or guarantor and the original signature of the applicable originator originated under circumstances consistent with the Credit and Collection Policy.
“Other Conveyed Property” means, with respect to any Receivable, all of the Borrower’s right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Receivable after the applicable Cut-Off Date (including any related Security Deposit), (ii) the Equipment related to such Receivable (to the extent of the Borrower’s ownership rights therein), (iii) any and all agreements, documents, certificates and instruments evidencing the Borrower’s security interest or other interest in and to the related Equipment and Related Security, (iv) the security interest in the Equipment and Related Security related to such Receivable granted by the related Obligor to Marlin under the related Contract, (v) the Obligor Financing Statement, if any, related to such Receivable, (vi) the Insurance Policy and any Insurance Proceeds relating to such Receivable, including rebates of premiums not otherwise due to an Obligor, (vii) the related Contract and all other items required to be contained in the related Receivable File, any and all other documents or electronic records that the Borrower (or the Servicer on its behalf) keeps on file in accordance with its customary procedures relating to such Receivable, the related Equipment or the related Obligor, (viii) all property (including the right to receive Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of the Borrower pursuant to the liquidation of such Receivable, and (ix) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

“Overall Hedge Position” means, as of any date of determination, the hedge position of the Borrower, based upon the aggregate notional balance of all Qualifying Interest Rate Hedges.
“Overconcentration Amount” means, during the period commencing on the Closing Date (solely in respect of clause (i) below), or the first day of the seventh (7th) Remittance Period occurring after the Closing Date in which the Loan Amount is greater than zero (in respect of clauses (ii) – (xii) below) and concluding on the Commitment Termination Date, without duplication, the sum of:
(i) the amount by which the sum of the Discounted Balances of all Eligible Receivables related to any one Obligor (and each Affiliate thereof) at such time exceeds the lesser of (1) 0.5% of the Pledged Receivables Balance at such time or (2) $250,000; provided, however, that the amount by which the sum of the Discounted Balances of all Eligible Receivables related to any one Obligor (and each Affiliate thereof) in excess of $150,000, but not in excess of $250,000, may not exceed 5.0% of the Pledged Receivables Balance at any time;
(ii) (A) the amount by which the sum of the Discounted Balances of all Eligible Receivables related to Obligors located in any single State (other than California, Florida, New York and Texas) at such time exceeds 8.0% of the Pledged Receivables Balance at such time, (B) the amount by which the sum of the Discounted Balances of all Eligible Receivables related to Obligors located in any one of Florida, New York or Texas at such time exceeds 12% of the Pledged Receivables Balance at such time, and (C) the amount by which the sum of the Discounted Balances of all Eligible Receivables related to Obligors located in California at such time exceeds 15% of the Pledged Receivables Balance at such time;
(iii) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Contract provides for non-monthly or variable Scheduled Payments at such time exceeds 3.0% of the Pledged Receivables Balance at such time;
(iv) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment was originated by a broker and sold to the Borrower or its Affiliates, excluding such Eligible Receivables originated by Marlin or any other broker to which the Agent consents in writing, at such time exceeds 10% of the Pledged Receivables Balance at such time;

(v) the amount by which the sum of the Discounted Balances of all Eligible Receivables arising from Government Contracts at such time exceeds 5.0% of the Pledged Receivables Balance at such time;
(vi) the amount by which the sum of the Discounted Balances of (A) all Eligible Receivables with respect to which the related Equipment is primarily computer or computer related equipment (software or hardware) (as identified on the Monthly Remittance Report) at such time exceeds 10% of the Pledged Receivables Balance at such time, (B) all Eligible Receivables with respect to which the related Equipment is primarily security systems (as identified on the Monthly Remittance Report) at such time exceeds 10% of the Pledged Receivables Balance at such time, (C) all Eligible Receivables with respect to which the related Equipment is primarily commercial and industrial (as identified on the Monthly Remittance Report) at such time exceeds 10% of the Pledged Receivables Balance at such time, (D) all Eligible Receivables with respect to which the related Equipment is primarily copiers (including “pay per copy” copiers) (as identified on the Monthly Remittance Report) at such time exceeds 30% of the Pledged Receivables Balance at such time, (E) all Eligible Receivables with respect to which the related Equipment is primarily “pay per copy” copiers (as identified on the Monthly Remittance Report) at such time exceeds 5.0% of the Pledged Receivables Balance at such time, and (F) all Eligible Receivables with respect to which the related Equipment is primarily any other single category of Equipment (as identified on the Monthly Remittance Report) at such time exceeds 5.0% of the Pledged Receivables Balance at such time;
(vii) (A) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the remaining term is greater than 60 months at such time exceeds 3.0% of the Pledged Receivables Balance at such time, and (B) the sum of the Discounted Balances of all Eligible Receivables the inclusion of which in the Collateral would cause the Weighted Average Remaining Life for the Eligible Receivables then in the Collateral to exceed 2.5 years;
(viii) (A) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the Contracts the Obligors of which are in any single industry (according to the 4-digit SIC Code therefor), other than the “Services” (7300), “Medical” (8000), “Manufacturing” (2000), “Retail” (5000), “Landscaping” (0780), “Financial” (6000), “Laundry” (7200), “Construction” (1000), “Mortgage Brokers” (6162) and “Real Estate” (6500), exceeds 8.0% of the Pledged Receivables Balance at such time, (B) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the Contracts the Obligors of which are in any of the following single industries (according to the 4-digit SIC Code therefor), “Services” (7300), “Medical” (8000), “Manufacturing” (2000) and “Retail”, exceeds 15% of the Pledged Receivables Balance at such time, (C) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the Contracts the Obligors of which are in any of the following single industries (according to the 4-digit SIC Code therefor), “Landscaping” (0780), “Financial” (6000), “Laundry”(7200),“Construction” (1000), “Mortgage Brokers” (6162) and “Real Estate” (6500), exceeds 5.0% of the Pledged Receivables Balance at such time, and (D) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the Contracts the Obligors of which are in the following industries (according to the 4-digit SIC Code therefor), “Landscaping” (0780), “Financial”(6000),“Laundry”(7200), “Services” (7300), “Legal” (8100), “Social” (8300) and “Professional” (8700), collectively, exceeds 30% of the Pledged Receivables Balance at such time;

(ix) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment is related to a single vendor (including each Affiliate thereof) exceeds 2.0% of the Pledged Receivables Balance at such time;
(x) (A) the sum of the Discounted Balances of all Eligible Receivables the inclusion of which in the Collateral would cause the weighted average original equipment cost per Contract to be less than $8,500, and (B) the sum of the Discounted Balances of all Eligible Receivables the inclusion of which in the Collateral would cause the weighted average original equipment cost per Contract to be greater than $20,000;
(xi) the amount by which the sum of the Discounted Balances of all Eligible Receivables that have been modified or restructured for credit reasons or to prevent the related Contract from being classified as a Defaulted Receivable or Delinquent Receivable at any time exceeds 2.0% of the Pledged Receivables Balance at such time;
(xii) the amount by which the sum of the Discounted Balances of all Eligible Receivables with respect to which the related Equipment is a Vehicle exceeds 1.0% of the Pledged Receivables Balance at such time; and
(xiii) the amount by which the sum of the Discounted Balances of all Eligible Receivables related to Contracts without evidence of insurance at such time exceeds 20.0% of the Pledged Receivables Balance at such time.
“Overdue Payment” means, with respect to a Remittance Period, all payments due in a prior Remittance Period that the Servicer receives from or on behalf of an Obligor during such Remittance Period.
“Parent” means Marlin Business Services Corp., together with its successors and assigns.
“Patriot Act” has the meaning assigned to that term in Section 4.01(cc).
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower Entity or any ERISA Affiliate thereof sponsors or maintains, or to which it makes, is making, or is obliged to make contributions, or in the case of a multiple employer plan (as defined in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Investments” means any one or more of the following:
(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) repurchase obligations (the collateral for which is held by a third party or the Agent’s Bank), with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by Moody’s and S&P in one of their two highest long-term rating categories and if rated by Fitch, in one of its two highest long-term rating categories;
(iii) certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any State thereof or the District of Columbia, provided that, solely in respect of a bank or trust company other than the Agent’s Bank, the short-term commercial paper of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof has been rated by Moody’s and S&P in their highest short-term rating category, and if rated by Fitch, in its highest short-term rating category;
(iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any State thereof or the District of Columbia, having a rating, on the date of acquisition thereof, of no less than “P-1” by Moody’s, “A-1” by S&P and “F1” if rated by Fitch; and
(v) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, of no less than “Aaa” by Moody’s, “AAA” by S&P and “AAA” if rated by Fitch (any such fund may be managed by the Agent’s Bank or its Affiliates);
provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive either (a) interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument, where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation. Each Permitted Investment may be purchased by the Agent’s Bank or through an Affiliate of the Agent’s Bank.
“Permitted Liens” means (i) liens in favor of the Agent, for the benefit of the Secured Parties, granted pursuant to the Transaction Documents, (ii) the interests of an Obligor arising under the Contract to which it is a party in the Equipment related to such Contract, (iii) with respect to any applicable Equipment, liens imposed by law, such as materialmen’s, warehouseman’s, mechanics’ and other similar liens, arising by operation of law in the ordinary course for sums that are not overdue or are being contested in good faith and (iv) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings; provided, that no penalty shall result from such contest and appropriate reserves shall have been established in accordance with GAAP with respect to any such taxes either not yet due or being contested in good faith and by appropriate proceedings.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.
“Pledge” means the pledge of any Receivable pursuant to Article II.
“Pledged Receivables” has the meaning assigned to that term in Section 2.11(a).
“Pledged Receivables Balance” means, at any time the aggregate Discounted Balances of all Pledged Receivables which are Eligible Receivables at such time.
“Predecessor Servicer Work Product” has the meaning assigned to that term in Section 6.14(e).
“Program Termination Date” means the declaration or automatic occurrence of any Event of Default in accordance with Section 7.01.
“Purchase and Contribution Agreement” means that certain Purchase and Contribution Agreement, dated as of the Closing Date, between Marlin, as seller, and the Borrower, as purchaser, together with all instruments, documents and agreements executed in connection therewith, as such Purchase and Contribution Agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Purchasing Lenders” has the meaning assigned to that term in Section 10.04(c).
“Purchase Date” means each “Conveyance Date” set forth in the Purchase and Contribution Agreement.
“Qualifying Hedge Counterparty” means (a) KeyBank or (b) such other financial institution reasonably approved by the Agent and having its long term unsecured debt obligations rated at least AA- by S&P and Aa3 by Moody’s.
“Qualifying Interest Rate Hedge” means an interest rate swap agreement or interest rate cap agreement consented to in writing by the Agent (i) between the Borrower and a Qualifying Hedge Counterparty, (ii) under which the Borrower shall receive a floating rate of interest based on LIBOR acceptable to the Agent in exchange for the payment by the Borrower of (a) a fixed rate of interest equal to, in the case of a swap, the applicable Swap Rate, or (b) in the case of a cap, a premium payable at cap inception and (iii) which shall otherwise be on such terms and conditions and pursuant to such documentation as shall be acceptable to the Agent.
“Ratable Share” means, for each Lender, such Lender’s Commitment divided by the Aggregate Commitment.

“Receivable” means the rights to all payments from an Obligor under a Contract including, without limitation, any right to the payment with respect to (i) Scheduled Payments, (ii) any prepayments or Overdue Payments made with respect to such Scheduled Payments, (iii) any Guaranty Amounts, (iv) any Insurance Proceeds, (v) any Servicing Charges and (vi) any Recoveries.
“Receivable File” means:
(i) (1) the Original installment note and security agreement or Original equipment lease contract, together with any purchase or assignment agreement relating thereto with any third party originator thereof, (2) if such equipment lease contract relates to a “master lease,” a copy of the related master lease, (3) a copy of the delivery/acceptance certificate or acknowledgment and (4) a copy of the Original guaranty, if any shall exist with respect to the related equipment finance agreement or equipment lease contract; and
(ii) evidence of filing of the related UCC financing statement (relating to the pledge of a security interest in the Equipment to the Originator) in the appropriate filing office with respect to Equipment that has an original purchase price of $25,000 or more; and
(iii) true and complete copies of all other agreements or documents securing or guarantying, or required by applicable law with respect to, such Contract, as reasonably determined from time to time by the Agent, upon reasonable prior written notice to the Servicer, the Custodian and the Borrower.
“Receivables Schedule” has the meaning assigned to that term in the Custodial Agreement.
“Records” means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables, Collateral and the related Obligors, in which the Borrower has acquired an interest pursuant to the Purchase and Contribution Agreement or in which the Borrower has otherwise obtained an interest.
“Recoveries” means, for any Remittance Period during which, or any Remittance Period after the date on which, any Receivable becomes a Defaulted Receivable and with respect to such Defaulted Receivable, all payments that the Servicer received from or on behalf of the related Obligor during such Remittance Period in respect of such Defaulted Receivable or from the liquidation or re-leasing of the related Equipment, including without limitation Scheduled Payments, Overdue Payments, Guaranty Amounts, Liquidation Proceeds and Insurance Proceeds.

“Related Security” means, with respect to any Receivable:
(i) any and all security interests or liens in assets supporting or securing payment of such Receivable;
(ii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable; and
(iii) all proceeds of the foregoing.
“Release Price” means, with respect to a Pledged Receivable and the Related Security relating solely to such Pledged Receivable to be released hereunder, an amount equal to the Discounted Balance of such Pledged Receivable at the time of such release, plus (without duplication) all delinquent payments with respect thereto and, if applicable, any related Hedge Breakage Costs.
“Remittance Date” means the fifteenth (15th) day of each month beginning October 2010, or, if such date is not a Business Day, the next succeeding Business Day; provided, that the final Remittance Date shall occur on the Collection Date; provided, further, that if requested by the Agent in its sole discretion following the occurrence of the Program Termination Date, a “Remittance Date” shall occur on such Business Day specified by the Agent; and provided, further, that, such revised Remittance Date allows reasonable time for the Servicer to prepare the corresponding Monthly Remittance Report.
“Remittance Period” means, with respect to a Remittance Date, (i) as to the initial Remittance Date, the period beginning on, and including, the Closing Date and ending on, and including, the last day of September, 2010 and (ii) as to any subsequent Remittance Date, the period beginning on, and including, the first day of the calendar month immediately preceding such Remittance Date and ending on, and including, the last day of such calendar month; provided, that the final Remittance Period shall begin on, and include, the first day of the calendar month containing the Collection Date and shall end on the Collection Date; and provided, further, that if the Agent requests that a “Remittance Date” occur more frequently than monthly following the occurrence of the Program Termination Date, the “Remittance Period” shall mean the period from (and including) the last day of the immediately preceding Remittance Period to (but excluding) such Remittance Date.
“Replacement Receivable” has the meaning assigned to that term in Section 2.06.
“Required Lenders” means Lenders having Commitments in excess of 50% of the Aggregate Commitment or, if the Commitments of all Lenders shall then have been terminated, such Lenders as together shall then own in excess of 50% of the Loans Outstanding at such time.
“Reserve Account” means a segregated account in the name of “MARLIN LEASING RECEIVABLES XIII LLC, for the benefit of Key Equipment Finance Inc., as Agent” and under the sole dominion and control of the Agent for the benefit of the Secured Parties; provided that the funds deposited therein from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any taxes payable with respect to the Reserve Account.

“Reserve Account Deposit Amount” means, with respect to any Loan, the amount necessary on the Remittance Date such Loan is funded to cause the amount on deposit in the Reserve Account on such date to equal the Reserve Account Required Amount.
“Reserve Account Required Amount” means, as of any Remittance Date, the greater of (i) the product of (x) 2.0%, and (y) the aggregate Discounted Balances of Pledged Receivables as of such date, after taking into account any Loans made on such date, and (ii) $500,000.
“Residual Amount” means, with respect to any Pledged Receivable that relates to an Equipment Lease Contract, the residual value set forth in the relevant Equipment Lease Contract and as set forth on the Borrower’s books.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (or its successors in interest).
“Sanctioned Country” means any country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.
“Sanctioned Person” means (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Scheduled Payments” means, with respect to any Receivable, the periodic payments payable under the terms of the related Contract (not including any payments to the extent paid in advance by the related Obligor at the inception of such Contract), excluding, without limitation, any sales and use tax or similar tax payments, insurance premiums or other charges due under the terms of the related Contract.
“Secured Parties” shall mean the Lenders, the Agent and each Qualifying Hedge Counterparty.
“Security Deposit” means any amount paid to the applicable originator or the Borrower by an Obligor as a security deposit or as security for or in respect of a payment of any amounts to become due under a Contract, which has previously not been refunded to such Obligor or applied to such Obligor’s obligations under a Contract.
“Servicer” means at any time the Person then authorized, pursuant to Section 6.01, to service, administer and collect Pledged Receivables as “Servicer.”
“Servicer Advance” has the meaning assigned to that term in Section 6.28.
“Servicer Default” has the meaning assigned to that term in Section 6.26.

“Servicer Interest Coverage Ratio” means (as long as the Servicer is Marlin or any Affiliate of Marlin), as of any date of determination and for the applicable period, the ratio of (a) EBITDA in respect of the Servicer to (b) interest expense, in each case as determined on a consolidated basis for the Servicer and its consolidated subsidiaries.
“Servicer Senior Leverage Ratio” means (as long as the Servicer is Marlin or any Affiliate of Marlin), as of any date of determination, the ratio of (a) the sum of (i) the outstanding amount of all Debt, minus (ii) all Subordinated Debt, to (b) Tangible Net Worth as of such date, in each case as determined on consolidated basis for the Servicer and its consolidated subsidiaries.
“Servicing Charges” means the sum of all incidental charges or fees received from an Obligor, including, but not limited to, late fees, collection fees, taxes, insurance premium payments and reimbursements, documentation fees, extension fees, administration charges and maintenance premium and bounced check charges, but excluding any amounts constituting Delinquency and Prepayment Fees.
“Servicing Fee” means, for any Remittance Period, an amount equal to the Servicing Fee Rate multiplied by the Eligible Receivables Balance as of the first day of such Remittance Period.
“Servicing Fee Rate” means a per annum rate equal to one percent (1.00%) or, in the case of a successor Servicer, such higher rate as may be mutually agreed upon by the successor Servicer and the Agent.
“SIC Code” means each 4-digit designation described on Schedule VI hereto.
“State” means one of the fifty states of the United States or the District of Columbia.
“Structuring Fee” has the meaning assigned to that term in the Fee Letter.
“Subsequent Borrowing Date” means each day after the initial Borrowing Date on which an additional Borrowing is funded.
“Substituted Receivable” has the meaning assigned to that term in Section 2.06.
“Subordinated Debt” means, with respect to Marlin, Debt funded or committed to Marlin subject to documentation acceptable to the Agent; provided that so long as the Facility hereunder shall be in effect that the material terms of such Subordinated Debt documentation shall have been notified by Marlin to the Agent under this Agreement prior to the incurrence of any Subordinated Debt after the Closing Date.
“Swap Rate” means, with respect to any Qualifying Interest Rate Hedge, the annual rate of interest (expressed as a percentage) which the Borrower, as the fixed-rate payor, is required to pay under such Qualifying Interest Rate Hedge in order to receive the floating rate of interest provided for under such Qualifying Interest Rate Hedge.

“Take-Out Securitization” means a financing transaction undertaken by the Borrower or an Affiliate of the Borrower or Marlin, involving the direct or indirect sale or other conveyance of Receivables, Related Security and the Other Conveyed Property related thereto to a Person that shall privately or publicly sell securities, notes or certificates backed by such Receivables, Related Security and the Other Conveyed Property related thereto.
“Tangible Net Worth” shall mean, as of the date of determination with respect to any Person, (i) shareholders’ equity of such Person and its consolidated subsidiaries, determined in accordance with GAAP, less (ii) (x) goodwill trademarks, tradenames, copyrights, patents, patent allocations, licenses and other intangible assets determined in accordance with GAAP, (y) such Person’s prepaid expenses, and (z) advances to Affiliates, employees, officers, directors and shareholders, all as determined in accordance with GAAP (but without giving effect to any adjustments related to the valuation of any interest rate swaps, interest rate caps or other similar derivative instruments required pursuant to the Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board).
“Tangible Net Worth Default” shall occur at the end of any calendar quarter that the Tangible Net Worth of the Parent is less than the Minimum Tangible Net Worth at such time.
“Transaction Documents” means this Agreement, the Purchase and Contribution Agreement, the Deposit Account Control Agreement, the Fee Letter, the Guaranty, the Custodial Agreement, each Qualifying Interest Rate Hedge and each document and instrument related to any of the foregoing.
“Transfer Supplement” has the meaning assigned to that term in Section 10.04.
“Transition Costs” means any documented expenses and allocated cost of personnel reasonably incurred by the Backup Servicer in connection with the termination of the Servicer hereunder and the subsequent assumption by the Backup Servicer of the day-to-day servicing of the Pledged Receivables, Related Security and Other Conveyed Property, in an amount not to exceed $50,000.
“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
“Unearned Income” means, with respect to any Pledged Receivable as of any determination date, the gross amount of any interest, rental or other income (to the extent that such other income is reflected on the Borrower’s books as unearned income) due and payable by the relevant Obligor under the terms of such Pledged Receivable (or received in respect of the Pledged Receivable) to the extent that such income has not been received by the Borrower or the Servicer as of the relevant determination date.
“United States” means the United States of America.
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default; provided that an Unmatured Event of Default shall not be deemed to have occurred until the date on which the Borrower or the Servicer has knowledge or, should have reasonably known, of such event.

“Unused Fee” has the meaning assigned to that term in the Fee Letter.
“Vehicle” means a new or a used automobile, minivan, sports utility vehicle, light duty truck, heavy duty truck or any other type of asset which requires a security interest therein to be noted on the certificate of title with respect thereto in order to be perfected.
“Weighted Average Hedge Rate” means, as of any date of determination, the weighted average (weighted solely based on the Calculated Amortizing Balances of such Qualifying Interest Rate Hedges as of such date of determination) of the Swap Rates of the Qualifying Interest Rate Hedges in effect on such date of determination.
“Weighted Average Remaining Life” means, as of any determination date, (i) the quotient obtained by dividing (A) the sum of the amounts calculated for each month (beginning with the calendar month in which such determination is being made and ending with the calendar month in which the last principal payment is scheduled to be received with respect to the Pledged Receivables), which amount for each such month shall be equal to the product of (x) the scheduled reduction in Net Book Value for such month, multiplied by (y) the number of months that such month occurs from the month in which such determination date occurs (e.g., the month in which such determination date occurs shall have a value of 1, the month occurring immediately after the month in which such determination date occurs shall have a value of 2 etc.), by (B) the Net Book Value as of such determination date, divided by (ii) 12.
“Wells Fargo” has the meaning assigned to that term in the preamble hereto.
“Whole Loan Transaction” means a financing transaction undertaken by the Borrower or an Affiliate of the Borrower or Marlin, involving the direct or indirect sale or other conveyance of Receivables, Related Security and Other Conveyed Property related thereto, to any third party.
“Yield” means, as applicable,
(i) with respect to a particular Accrual Period for each Loan allocated to such Accrual Period (or portion thereof), the product of:

YR x L x ED 360

where:	YR	=	the Yield Rate for such Accrual Period;

	L	=	the aggregate amount of Loans Outstanding allocated to such Accrual Period; and

	ED	=	the actual number of days elapsed during such Accrual Period; or
(ii) the aggregate of all of the “Yields” calculated pursuant to clause (i) for all Loans Outstanding,

provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is required to be rescinded by the applicable Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.
“Yield Rate” means, with respect to any Accrual Period (or portion thereof) for any Loan allocated to such Accrual Period the sum of (a) the Lender Margin (as defined in the Fee Letter) plus (b):
(i) to the extent no Event of Default shall have occurred and be continuing, a rate equal to the Cost of Funds Rate for such Accrual Period; and
(ii) if an Event of Default shall have occurred and be continuing or the Program Termination Date shall have occurred, a rate equal to the Default Funding Rate for such Accrual Period.
Section 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
ARTICLE II
THE RECEIVABLES FACILITY
Section 2.01. Borrowings. On the terms and conditions hereinafter set forth, the Borrower may request that the Lenders make loans (“Loans”) to the Borrower secured by the Collateral from time to time during the period from the Closing Date until the earlier to occur of (i) the Commitment Termination Date and (ii) Program Termination Date. Under no circumstances shall any Lender be obligated to make a Loan to the Borrower (a) if the principal amount of such Loan is less than $2,000,000 or, in the case of the initial Loan, $12,000,000 (or not in a $100,000 increment in excess of either such amount), or (b) if after giving effect to the Borrowing of such Loan, either (i) an Event of Default or an Unmatured Event of Default has occurred and is continuing or (ii) the aggregate Facility Amount hereunder would exceed the lesser of (A) the Borrowing Limit and (B) the Capital Limit, or (c) more frequently than twice during any single calendar month.
Section 2.02. The Initial Borrowing and Subsequent Borrowings. (a) Until the occurrence of the Program Termination Date, at the request of the Borrower, the Lenders (ratably in accordance with their Ratable Shares, to the extent that each Lender’s Loan Amount would not exceed its Commitment) shall make Loans on any Business Day, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) (i) Each Borrowing shall be requested on irrevocable written notice from the Borrower to the Agent (each such written notice, which shall be substantially in the form attached hereto as Exhibit B, a “Notice of Borrowing”) no later than 11:00 a.m. (New York City time) two Business Days before the requested date of such Loan or such later time or day requested by the Borrower to which the Agent and the applicable Lenders may agree. Any Notice of Borrowing received after 11:00 a.m. (New York City time) shall be deemed received on the following Business Day and, in respect of any Loan other than the initial Loan, shall preclude a Borrowing on the related Remittance Date. Each such Notice of Borrowing shall specify (A) the aggregate amount of such Borrowing, (B) the requested date of such Borrowing (which date shall be a Business Day), and (C)  the Eligible Receivables to be Pledged in connection with such Borrowing (and upon such Borrowing, such Receivables shall be Pledged Receivables hereunder) and be accompanied by a Borrowing Base Certificate (as required pursuant to Section 6.11(d)). The Agent shall promptly notify and provide a copy of such Notice of Borrowing and Borrowing Base Certificate to each Lender. On the date of each Borrowing, the Lender shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower on the applicable Borrowing Date, no later than 4:00 p.m. (New York City time), in same day funds, the amount of such Borrowing (net of amounts payable to or for the benefit of the Agent and the Lenders on such date, including the Reserve Account Deposit Amount), by payment into the account that the Borrower has designated to the Agent in writing.
(ii) Each Notice of Borrowing delivered to the Agent pursuant to this Section 2.02(b) shall be accompanied by a copy of the Notice of Pledge (and the Receivables Schedule attached thereto), which was sent to the Custodian pursuant to the terms of the Custodial Agreement in connection with the pledge of Eligible Receivables to be made in connection therewith.
(c) In addition to the Borrowings requested pursuant to Section 2.02(b), the Agent may, upon prior written notice to the Borrower, request Borrowings on behalf of the Borrower solely to the extent necessary to pay (i) any shortfalls in amounts available in the Collection Account to pay all amounts then due and owing on any Remittance Date and described in Section 2.05(c)(I)(i) through (v) or Section 2.05(c)(II)(i) through (v), as applicable, and actually paid by the Agent on behalf of the Borrower to the Persons described in such Sections and (ii) the amount of any reasonable costs and expenses incurred by the Agent in connection with the enforcement, defense or preservation of any rights of the Agent with respect to the Collateral.
(d) Each Loan shall bear interest at the applicable Yield Rate for such Loan.
(e) Subject to Section 2.14 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay and reborrow Loans, on and after the Closing Date and prior to the Program Termination Date; provided that the Agent receives at least three (3) Business Days’ prior written notice of each repayment.
Section 2.03. Facility Maturity Date; Commitment Termination Date. (a) Any Loans outstanding on the Facility Maturity Date shall mature on such date. On the earlier to occur of (i) the Program Termination Date or (ii) the Facility Maturity Date, the outstanding principal balance of all outstanding Loans, if any, and all Yield and all Fees accrued thereon and all other Obligations shall be immediately due and payable (and the Borrower shall pay all such amounts immediately).

(b) No earlier than 120 days prior to the first anniversary of the Closing Date and no later than 120 days prior to the then-current Commitment Termination Date, the Borrower will inform the Agent and the Lenders in writing whether or not the Borrower seeks to have the Commitment Termination Date extended (such extension in no event to be more than one year from the then-current Commitment Termination Date) subject to the terms and conditions to be negotiated among the Borrower, the Agent and the Lenders. Within 60 days after receiving the Borrower’s request, the Agent and the Lenders shall jointly notify the Borrower in writing whether such request to extend the Commitment Termination Date has been accepted (and such date shall so be extended hereunder if accepted). Any failure of a Lender to respond to any such request shall be deemed to be a denial of such request. Each such decision to renew by a Lender or the Agent shall be exercised in such Person’s sole and absolute discretion.
Section 2.04. [Reserved].
Section 2.05. Remittance Procedures. (a) Direction. The Servicer, on behalf of the Agent and the Lenders, shall instruct the Agent’s Bank on each Remittance Date (based solely on the information set forth in the related Monthly Remittance Report) and, if the Servicer fails to do so, the Agent may instruct the Agent’s Bank, to apply funds on deposit in the Collection Account and Reserve Account as described in this Section 2.05 without duplication. Neither the Borrower nor the Servicer shall have any right to remove funds on deposit in the Lockbox Account or Lockbox except as expressly provided in this Agreement, the Lockbox Agreement or the First Data Agreement. Neither the Borrower nor the Servicer shall have any right to remove funds on deposit in the Collection Account or the Reserve Account.
(b) Yield and Liquidation Fees. With respect to each Business Day (including any Remittance Date), the Servicer shall maintain collected funds on deposit in the Collection Account for transfer at the further direction of the Agent or any other duly authorized agent of the Lenders (whether on such day or on a subsequent day) in an amount equal to accrued and unpaid Yield and Fees through such day on the Loans Outstanding and the amount of any accrued and unpaid Liquidation Fees owed to the Lender on such day for the preceding Accrual Period. On the second Business Day preceding each Monthly Report Date, the Agent shall notify the Borrower and the Servicer of the accrued but unpaid Yield on each Loan for the immediately preceding Accrual Period (or other applicable period), and the Servicer shall include such Yield in the Monthly Remittance Report for such Monthly Report Date. All such accrued and unpaid Yield shall remain in the Collection Account until the next Remittance Date and shall be disbursed pursuant to the applicable priorities below. On any Business Day on which any accrued but unpaid Liquidation Fees are due and owing, the Agent may direct the Agent’s Bank to pay such funds to the Agent (on behalf of the applicable Lender) in payment of such Liquidation Fees.

(c) Remittance Date Transfers from Collection Account and Reserve Account. On each Monthly Report Date, the Servicer shall prepare and distribute to the Agent, the Backup Servicer and the Agent’s Bank a Monthly Remittance Report which includes distributions to be made from the Collection Account and Reserve Account in accordance with this Section 2.05(c). Unless the Back-Up Servicer or Agent (i) has notified the Agent’s Bank and Borrower by the Remittance Date that such Monthly Remittance Report is materially incomplete or materially inaccurate and has provided a reconciliation of such discrepancies and (ii) provides the Agent’s Bank with alternative instructions as to distribution from the Collection Account and Reserve Account (in which case the Agent’s Bank will distribute amounts from the Collection Account and Reserve Account in accordance with such instructions, such instructions to be in accordance with this Section 2.05), on each Remittance Date, the Agent’s Bank will distribute (based on the Monthly Remittance Report or such alternate written instructions, as applicable) collected funds held by the Agent’s Bank in the Collection Account and Reserve Account, as described in the following clause (I) or (II) as applicable.
If the Agent’s Bank does not receive a Monthly Remittance Report from the Servicer prior to 9:00 a.m. (New York time) on any Remittance Date, the Agent’s Bank will promptly notify the Agent of such fact and request alternative disbursement directions from the Agent.
(I) As long as the Program Termination Date has not occurred, the Agent’s Bank shall pay to the following Persons, from (i) funds on deposit in the Collection Account, to the extent of Available Funds and (ii) funds on deposit in the Reserve Account, to the extent there is an Available Funds Shortfall, the following amounts in the following order of priority:
(i) first, to the Servicer (if Marlin or an Affiliate thereof) (x) the amount of Servicing Fee that is accrued and unpaid as of the last day of the preceding Remittance Period (y) all amounts constituting Servicing Charges and Delinquency and Prepayment Fees, and (z) all monies in the Collection Account that are not Collections;
(ii) second, to the Servicer, solely from amounts received in respect of any Pledged Receivable to which an unreimbursed Servicer Advance relates, the amount necessary to reimburse the Servicer for such related Servicer Advance;
(iii) third, pro rata and pari passu, (x) to the Agent in an amount equal to the Agent’s Fees (if any) which are accrued and unpaid as of the last day of the preceding Remittance Period, (y) to the extent not paid by Marlin, to the Custodian in an amount equal to the Custodian Fees which are accrued and unpaid as of the last day of the preceding Remittance Period together with the reasonable out-of-pocket expenses as are due to the Custodian under the terms of Custodial Agreement and unpaid as of the last day of the preceding Remittance Period and (z) (I) at any time prior to the occurrence of a Servicer Default and the termination of the Servicer hereunder, to the Backup Servicer in an amount equal to the Backup Servicer’s Fees which are accrued and unpaid as of the last day of the preceding Remittance Period and (II) if the Servicer is not then Marlin or an Affiliate thereof, to the Servicer in an amount equal to the sum of (A) the Servicing Fee which is accrued and unpaid to such Servicer as of the last day of the preceding Remittance Period and (B) any accrued but unpaid Transition Costs;

(iv) fourth, to the Agent for the account of the Qualifying Hedge Counterparty under each Qualifying Interest Rate Hedge in an amount equal to (and for the payment of) all amounts which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such Remittance Date (excluding any Hedge Breakage Costs and fees, expenses, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Qualifying Interest Rate Hedge (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such Remittance Date pursuant to the terms of such Qualifying Interest Rate Hedge);
(v) fifth, to the Agent for the account of the Agent and the Lenders in an amount equal to (and for the pro rata payment of) (A) the accrued and unpaid Unused Fee and Structuring Fee, if any, due and payable on such Remittance Date pursuant to the terms of the Fee Letter and (B) any accrued and unpaid Yield on the Loans Outstanding;
(vi) sixth, to the Agent for the account of the Lenders in an amount equal to the Borrowing Base Deficiency (if any) as of such Remittance Date;
(vii) seventh, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount;
(viii) eighth, pro rata and pari passu, (v) to the Agent for the account of the applicable Person in an amount equal to the aggregate amount of all other Obligations (other than the repayment of Loans then outstanding) then due from the Borrower to the Lenders, the Agent, any Indemnified Party or any Affected Party hereunder, (w) to the Agent for the account of the Qualifying Hedge Counterparty under each Qualifying Interest Rate Hedge in an amount equal to (and for the payment of) all other amounts then due and payable by the Borrower to such Qualifying Hedge Counterparty on such Remittance Date, pursuant to the terms of the applicable Qualifying Interest Rate Hedge (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such Remittance Date pursuant to the terms of such Qualifying Interest Rate Hedge), (x) to the Agent in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents, (y) to the Custodian in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents, and (z) to the Backup Servicer in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents; and
(ix) ninth, to the Borrower, all remaining amounts.
(II) If the Program Termination Date has occurred and has not been waived, the Agent’s Bank shall pay to the following Persons, from (i) funds on deposit in the Collection Account, to the extent of Available Funds and (ii) funds on deposit in the Reserve Account, to the extent there is an Available Funds Shortfall, the following amounts in the following order of priority:
(i) first, (x) to the Servicer (1) the amount of Servicing Fee that is accrued and unpaid as of the last day of the preceding Remittance Period and (2) all monies in the Collection Account that are not Collections and (y) to Marlin all amounts constituting Servicing Charges;

(ii) second, to the Servicer, solely from amounts received in respect of any Pledged Receivable to which an unreimbursed Servicer Advance relates, the amount necessary to reimburse the Servicer for such related Servicer Advance;
(iii) third, pro rata and pari passu, (x) to the Agent in an amount equal to the Agent’s Fees (if any) which were accrued and unpaid as of the last day of the preceding Remittance Period, (y) to the extent not paid by Marlin, to the Custodian in an amount equal to the Custodian Fees which are accrued and unpaid as of the last day of the preceding Remittance Period together with the reasonable out-of-pocket expenses as are due to the Custodian under the terms of Custodial Agreement and unpaid as of the last day of the preceding Remittance Period and (z) (I) at any time prior to the occurrence of a Servicer Default and the termination of the Servicer hereunder, to the Backup Servicer in an amount equal to the Backup Servicer’s Fees which are accrued and unpaid as of the last day of the preceding Remittance Period and (II) if the Servicer is not then Marlin or an Affiliate thereof, to the Servicer in an amount equal to the sum of (A) the Servicing Fee which is accrued and unpaid to such Servicer as of the last day of the preceding Remittance Period, (B) any accrued but unpaid Transition Costs and (C) any accrued but unpaid expenses for which the successor Servicer has received written approval from the Agent;
(iv) fourth, to the Agent for the account of the Qualifying Hedge Counterparty under each Qualifying Interest Rate Hedge in an amount equal to (and for the payment of) all amounts which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such Remittance Date (excluding any Hedge Breakage Costs and fees, expenses, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Qualifying Interest Rate Hedge (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such Remittance Date pursuant to the terms of such Qualifying Interest Rate Hedge);
(v) fifth, to the Agent for the account of the Agent and the Lenders in an amount equal to (and for the pro rata payment of) (A) the accrued and unpaid Unused Fee and Structuring Fee, if any, due and payable on such Remittance Date pursuant to the terms of the Fee Letter and (B) any accrued and unpaid Yield on the Loans Outstanding;
(vi) sixth, to the Agent for the account of the Lenders in an amount equal to the aggregate amount of all Loans Outstanding;
(vii) seventh, pro rata and pari passu, (v) to the Agent for the account of the applicable Person in an amount equal to the aggregate amount of all other Obligations then due from the Borrower to the Lenders, the Agent, any Indemnified Party or any Affected Party hereunder, (w) to the Agent for the account of the Qualifying Hedge Counterparty under each Qualifying Interest Rate Hedge in an amount equal to (and for the payment of) all other amounts then due and payable by the Borrower to such Qualifying Hedge Counterparty on such Remittance Date, pursuant to the terms of the applicable Qualifying Interest Rate Hedge (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such Remittance Date pursuant to the terms of such Qualifying Interest Rate Hedge), (x) to the Agent in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents, (y) to the Custodian in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents, and (z) to the Backup Servicer in an amount equal to all other amounts then due and payable to such Person pursuant to the Transaction Documents; and
(viii) eighth, to the Borrower, all remaining amounts.

Upon its receipt of funds for the account of the Lenders, the Agent shall apply such funds as directed by each Lender or as otherwise provided in this Agreement.
(d) [Reserved].
(e) [Reserved].
(f) Borrower Deficiency Payments. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Agent notifies the Borrower or the Borrower or the Servicer shall have actual knowledge that the Facility Amount exceeds the Borrowing Limit, then the Borrower shall remit to the Agent, prior to any Borrowing and in any event no later than the close of business of the Agent on the next succeeding Business Day following the date on which the Borrower received such notice or the Borrower or Servicer obtained actual knowledge, as applicable, a cash payment (to be applied by the Agent to repay Loans selected by the Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Borrowing Limit. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, the Agent notifies the Borrower or the Borrower or the Servicer shall have actual knowledge that the Facility Amount exceeds the Capital Limit, then the Borrower shall (X) remit to the Agent, prior to any Borrowing and in any event no later than the close of business of the Agent on the next succeeding Business Day following the date on which the Borrower received such notice or the Borrower or Servicer obtained actual knowledge, as applicable, a cash payment (to be applied by the Agent to repay Loans selected by the Agent, in its sole discretion), in such amount as may be necessary to reduce the Facility Amount to an amount less than or equal to the Capital Limit or (Y) solely if such date is prior to the Program Termination Date, Pledge additional Eligible Receivables hereunder, prior to any Borrowing and in any event no later than the close of business of the Agent on the next succeeding Business Day following the date on which the Borrower received such notice or the Borrower or Servicer obtained actual knowledge, in such amount as may be necessary to increase the Capital Limit to an amount equal to or greater than the Facility Amount.
(g) Instructions to the Agent’s Bank. All instructions and directions given to the Agent’s Bank by the Servicer, the Borrower or the Agent pursuant to this Section 2.05 shall be in writing (including instructions and directions transmitted to the Agent’s Bank by facsimile), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of this Section 2.05. The Servicer and the Borrower shall immediately transmit to the Agent by facsimile a copy of all instructions and directions given to the Agent’s Bank by such party pursuant to this Section 2.05. The Agent shall immediately transmit to the Servicer and the Borrower by facsimile a copy of all instructions and directions given to the Agent’s Bank by the Agent, pursuant to this Section 2.05.

Section 2.06. Substitution of Pledged Receivables. The Borrower may, upon two (2) Business Day’s prior written notice to the Agent, replace any Receivable as a Pledged Receivable (each a “Substituted Receivable”) so long as (i) simultaneously therewith, the Borrower Pledges (in accordance with all of the terms and provisions contained herein) a Receivable or Receivables (each a “Replacement Receivable”), which (A) at the time of such Pledge are Eligible Receivables (for which no selection procedures adverse to the Borrower, the Agent or the Lenders have been utilized in selecting any such Replacement Receivable), and (B) which have an aggregate Discounted Balance that equals or exceeds the Discounted Balance of the Substituted Receivable being removed and (ii) the aggregate Discounted Balances (calculated at the time of replacement) of all Substituted Receivables (including any previously Substituted Receivables) that are not or were not subject to a Marlin Purchase Event will not exceed an amount equal to the Maximum Substitution Amount. Notwithstanding the foregoing, following the occurrence and continuation of an Event of Default or Unmatured Event of Default or following the occurrence of the Program Termination Date, the prior written consent of the Agent shall be required for any substitution described in this Section 2.06.
Section 2.07. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 Noon (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as is designated by the Agent with amounts received after such time being deemed paid on the Business Day following such receipt. The Borrower or the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin), as applicable, shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Borrower or the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin)) by such Person at the Default Funding Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the Lenders. Any Obligation hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or returned by a Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of Yield, Liquidation Fees and other fees hereunder (including, without limitation, the Fees, the Agent’s Fee (if any) and the Servicing Fee) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be; provided that with respect to the calculation of Yield, such extension of time shall not be included in more than one Accrual Period.

(c) If any Borrowing requested by the Borrower and approved by the applicable Lenders and the Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of a Lender, the Agent or any Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify and defend each applicable Lender against any loss, cost or expense incurred by such Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct of a Lender, the Agent or any Affiliate thereof), including, without limitation, any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Loans or maintain Loans during such Accrual Period. The applicable Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.
(d) Notwithstanding anything herein to the contrary, any amounts to be paid or transferred by the Borrower or the Servicer directly (and not required to be deposited into the Collection Account) to, or for the benefit of, any Lender or any other Person shall be paid or transferred to the Agent (for the benefit of such Lender or other Person). The Agent shall promptly (and, if reasonably practicable, on the day it receives such amounts) forward each such amount to the Person entitled thereto and such Person shall apply the amount in accordance herewith.
Section 2.08. Fees. (a) The Borrower shall pay the Agent (on behalf of itself and the Lenders) the fees (the “Fees”) in the amounts and on the dates set forth in the Fee Letter.
(b) All of the Fees payable pursuant to this Section 2.08 shall be payable solely from amounts available for application pursuant to, and subject to the priority of, payment set forth in Section 2.05 or as otherwise set forth in the Fee Letter.
Section 2.09. Increased Costs; Capital Adequacy. (a) If, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application of any law or regulation (including, without limitation, any law or regulation resulting in any interest payments paid to a Lender under this Agreement being subject to United States withholding tax) or any guideline of any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Agent, any Lender or any Affiliate, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, the Borrower shall (and, to the extent the Borrower does not pay, the Servicer shall), from time to time, within 10 days after written demand complying with Section 2.09(c) by the Agent, on behalf of such Affected Party, pay to the Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments; provided that such Affected Party shall use reasonable efforts in good faith to mitigate any such Increased Costs.

(b) If either (i) the introduction of or any change in or in the interpretation, administration or application of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request, from any central bank, any governmental authority or agency or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Agent shall be paid, on behalf of such Affected Party (from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.05), such additional amounts as will compensate such Affected Party for such reduction.
(c) In determining any amount provided for in this Section 2.09, the Affected Party may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Party making a claim under this Section 2.09, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.
(d) An Affected Party shall use reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 2.09.
(e) Any amount which the Borrower does not pay pursuant to the operation of this Section shall not constitute a claim as defined in Section 101(5) of the Bankruptcy Code against the Borrower for any such insufficiency.
Section 2.10. Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Contribution Agreement, each Qualifying Interest Rate Hedge and all other agreements, documents and instruments related to any of the foregoing (collectively the “Assigned Documents”). Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Agent (or any designee thereof, including, without limitation, the Servicer), following an occurrence and continuation of an Event of Default or following the Program Termination Date, shall have the right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Agent, any Secured Party or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. In addition, each of the Servicer and the Borrower confirms and agrees that the Servicer and the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Agent a notice of any breach of any representation, warranty, agreement or covenant under any such Assigned Document or event of default, or of any event or occurrence under any Assigned Documents that, upon notice, or upon the passage of time or both, would constitute such a breach, of which the Borrower or the Servicer has knowledge immediately upon learning thereof. The parties hereto agree that such assignment to the Agent shall terminate upon the Collection Date.

Section 2.11. Grant of a Security Interest. To secure the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement, the Borrower hereby (i) collaterally assigns and pledges to the Agent, on behalf of the Secured Parties (and their successors and assigns) and (ii) grants a security interest to the Agent, on behalf of Secured Parties (and their successors and assigns), all of the Borrower’s right, title and interest in, to and under all of the following property whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Collateral”) and all other property and assets of any type or nature in which the Borrower has an interest whether now owned or existing or hereafter arising or acquired and wheresoever located:
(a) all Receivables purchased by or contributed (or otherwise purported to be transferred or pledged pursuant to the terms of the Purchase and Contribution Agreement) to the Borrower under the Purchase and Contribution Agreement from time to time (the “Pledged Receivables”), all Other Conveyed Property related to the Pledged Receivables purchased by or contributed (or otherwise transferred or pledged pursuant to the terms of the Purchase and Contribution Agreement) to the Borrower under the Purchase and Contribution Agreement, all Related Security related to the Pledged Receivables, all interests of the Borrower in all the Equipment related to the Pledged Receivables (together with all security interests in and Insurance Proceeds related to such Equipment and all proceeds from the disposition of such Equipment, whether by sale to the related Obligors or otherwise), all Collections and other monies due and to become due under the Contracts related to the Pledged Receivables received on or after the applicable Cut-Off Date to such Pledged Receivables under the Purchase and Contribution Agreement;
(b) the Assigned Documents, including, in each case, without limitation, all monies due and to become due to the Borrower under or in connection therewith;
(c) the Collection Account, the Reserve Account and all other bank and similar accounts relating to Collections with respect to Pledged Receivables (whether now existing or hereafter established) and all funds held therein, and all investments in and all income from the investment of funds in the Collection Account, the Reserve Account and such other accounts;
(d) the Records relating to any Pledged Receivables;
(e) all UCC financing statements filed by the Borrower against Marlin under or in connection with the Purchase and Contribution Agreement;
(f) each Qualifying Interest Rate Hedge, each other interest rate protection agreement entered into with respect to the transactions contemplated under this Agreement and, in each case, all payments thereunder;
(g) all Liquidation Proceeds relating to any Pledged Receivables;

(h) all accounts, receivables, contract rights, general intangibles, instruments, chattel paper, documents and proceeds of the foregoing property described in clauses (a) through (g) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Pledged Receivables; and
(i) all other assets of the Borrower, whether constituting accounts, receivables, contract rights, general intangibles, instruments, chattel paper, documents or goods.
Section 2.12. Evidence of Debt. Each Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account(s) of the Lender shall be conclusive and binding for all purposes, absent manifest error.
Section 2.13. Survival of Representations and Warranties; Repayment Obligations. It is understood and agreed that the representations and warranties set forth in Section 4.01 and Section 4.02 are made on the date of this Agreement, at the time of the initial Borrowing, and on each Subsequent Borrowing Date and Remittance Date thereafter. If, as a result of the breach of any of the representations and warranties in Section 4.01 or Section 4.02 or for any other reason there exists or would exist a Borrowing Base Deficiency after giving effect to any repurchase by Marlin of nonconforming Receivables pursuant to Section 4.03, the Borrower shall promptly (and, in any case, by the end of business on the next Business Day after the Business Day on which such Borrowing Base Deficiency occurred) (X) repay to the Agent, for the account of the Lenders, the portion of the Loans as is necessary to cure such Borrowing Base Deficiency or (Y) Pledge additional Eligible Receivables in such amount as is necessary to cure such Borrowing Base Deficiency. The Borrower shall promptly reimburse the Agent and the Lenders for any Liquidation Fees in respect of any such repayment.
Section 2.14. Release of Pledged Receivables. (a) The Borrower shall not be permitted to make a prepayment of the Loans Outstanding except in connection with a proposed sale or pledge by the Borrower of any Pledged Receivable(s) to a third party (including, without limitation, in connection with a Take-Out Securitization or a Whole Loan Transaction) pursuant to which the Borrower pays the applicable Release Price and related Liquidation Fees. In such case, the Borrower may obtain the release of any such Pledged Receivable(s) and, solely to the extent related to such Pledged Receivable(s), the Related Security and other related Other Conveyed Property, from the security interest created hereunder, by depositing into an account designated by the Agent the Release Price therefor on the date of such repurchase payable in connection with such transaction and any related Liquidation Fees payable as a result of such release. Upon the substitution of any Pledged Receivable in accordance with Section 2.06, the Borrower may, with the consent of the Agent and the Custodian, obtain the release of such Substituted Receivables and, solely to the extent related to such Substituted Receivable, the Related Security and other related Other Conveyed Property (including, without limitation, the release of any security interest of the Agent or the Borrower therein). The Borrower shall notify the Agent of any Release Price and Liquidation Fees to be paid pursuant to this Section 2.14 at least ten (10) Business Days prior to the date on which such Release Price shall be paid specifying the Pledged Receivables to be released and the Release Price; provided that it shall be a condition precedent to the release of any Pledged Receivables (and corresponding prepayment of Loans Outstanding) that as of the date such Pledged Receivables are to be released the Overall Hedge Position must be not less than 95.0% of the Loans Outstanding as of such date and (solely in respect of Qualifying Interest Rate Hedges that are interest rate swap agreements) not more than 105.0% of the Loans Outstanding as of such date. Amounts paid by the Borrower pursuant to this Section 2.14 on account of Pledged Receivables shall be treated as payments on Pledged Receivables hereunder.

(b) At the close of business on the Collection Date, the Lenders and the Agent, in accordance with their respective interests, hereby automatically re-assign and transfer to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Collateral, free and clear of any Adverse Claim resulting solely from an act by the Lender or the Agent but without any other representation or warranty, express or implied, by or recourse against the Lenders or the Agent.
(c) Upon the request of the Borrower, and at the Borrower’s expense, the Agent hereby authorizes the filing and/or execution of such documents as reasonably requested by the Borrower in order to effect any reassignment and resale of Pledged Receivables repurchased or substituted by Marlin pursuant to the Purchase and Contribution Agreement or paid in full by the related Obligor and shall notify the Custodian pursuant to the Custodial Agreement to release the related Receivable File to the Borrower or Marlin, as applicable.
Section 2.15. Taxes. (a) Any and all payments by the Borrower, Parent or otherwise pursuant to this Agreement (including by the Servicer as long as the Servicer is Marlin or any Affiliate of Marlin) hereunder shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of the Lenders and the Agent, net income taxes that are imposed by the United States and franchise taxes, net profits taxes and net income taxes that are imposed on any Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized, maintains its principal office or applicable lending office or any political subdivision thereof, (ii) all taxes imposed as a result of the Lender failing to comply with Sections 2.15(e), (f) and (g) hereof and (iii) any taxes required to be deducted or withheld pursuant to Sections 1471 through 1474 of the IRC and any regulations or official interpretations thereof (“FATCA”) as a result of a failure of the recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2002 (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower or other payor pursuant to this Agreement shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the payor shall make an additional payment to such Lender or the Agent, as the case may be, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the payor shall make such deductions and (iii) the payor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower (and, to the extent the Borrower does not pay, the Servicer) agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any instrument delivered hereunder (hereinafter referred to as “Other Taxes”).
(c) The Borrower will indemnify and defend each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) in connection with the Collateral, any obligation to make Loans hereunder, or any other payment made to such Lender and/or the Agent hereunder and any liability (including penalties, interest and expenses except as otherwise provided in this subsection) arising therefrom or with respect thereto; provided that the applicable Lender or the Agent, as appropriate, making a demand for indemnity payment shall promptly provide the Borrower with a certificate from the relevant taxing authority or from a responsible officer of the Lender or the Agent stating or otherwise evidencing that it has made payment of such Taxes and Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes and Other Taxes. The Borrower shall not be obligated to indemnify pursuant to this subsection in respect of penalties, interest and other expenses attributable to any Taxes or Other Taxes if such penalties, interest and other expenses are attributable solely to the gross negligence or willful misconduct of any Lender, the Agent and/or each of their lawful transferees or assignees, as the case may be. After a Lender and/or the Agent learns of the imposition of Taxes or Other Taxes, such Lender or the Agent shall give prompt (within 10 Business Days) notice to the Borrower of the payment by such Lender or the Agent, as the case may be, of such Taxes or Other Taxes, and of the assertion by a Government Entity that such Taxes or Other Taxes are due and payable, but the failure to give such notice shall not affect the Borrower’s obligations hereunder to reimburse such Lender and/or the Agent for such Taxes or Other Taxes, except that the Borrower shall not be liable or penalties, interest and other expenses accrued or incurred after such 10 Business Day period until such time as it receives the notice contemplated above, after which time it shall be liable for penalties, interest and other expenses accrued or incurred prior to or during such 10 Business Day period and accrued or incurred after receipt of such notice. Indemnification shall be made within 10 Business Days from the date the applicable Lender or the Agent (as the case may be) makes written demand therefor accompanied by evidence of the payment of the applicable Taxes and Other Taxes.
(d) Within 30 days after the date of any payment by the Borrower of any payroll Taxes, if requested by the Agent, the Borrower will furnish to the Agent appropriate evidence of payment thereof.

(e) Each Lender shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Borrower and the Agent Bank (with a copy to the Agent) (i) within 15 days after the date hereof, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form W-8 BEN, W-8 ECI, W-8IMY or other certificate (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Borrower to make payments hereunder for the account of the Agent or the Lender, as the case may be, without deduction or withholding of United States federal income, withholding or similar taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.15(e), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Borrower and the Agent’s Bank to make payments hereunder for the account of the Agent or the Lender, as the case may be, without deduction or withholding of United States federal income or similar taxes.
(f) Each Lender shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Borrower and the Agent’s Bank (with a copy to the Agent) any form or document, accurately completed and in a manner that the Borrower or the Agent’s Bank reasonably requires, that may be required or reasonably requested by the Borrower or the Agent’s Bank, in order to allow it to make payments for the account of the Agent or the applicable Lender, as the case may be, under this Agreement without any deduction or withholding on account of tax or with such a deduction or withholding at a reduced rate.
(g) Within 30 days of the written request of the Borrower therefor and at the expense of the Borrower, the Agent and each Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of taxes remitted hereunder. The Borrower shall be entitled to amounts refunded hereunder.
(h) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to any Lender in connection with this Agreement or the funding or maintenance of Loans hereunder, a Lender is required to compensate a bank or other financial institution in respect of taxes which would, if such bank or other financial institution were a Lender hereunder, otherwise qualify for indemnification under this Section 2.15 or under Section 10.07 then within 10 Business Days after demand by the Lender accompanied by evidence of the payment of such indemnifiable amount, the Borrower (and, to the extent the Borrower does not pay, the Servicer) shall pay to the Lender such additional amount or amounts as may be necessary to reimburse such Lender for any amounts paid by it.
(i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the parties contained in this Section 2.15 shall survive the termination of this Agreement.
(j) Any amount which the Borrower does not pay pursuant to the operation of this Section shall not constitute a claim as defined in Section 101(5) of the Bankruptcy Code against the Borrower or the Collateral for any such insufficiency.

ARTICLE III
CONDITIONS
Section 3.01. Conditions Precedent to Initial Borrowing. The initial Borrowing hereunder is subject to the conditions precedent that:
(a) the Structuring Fee shall have been paid in accordance with the terms of the Fee Letter and all other acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;
(b) the Agent shall have received on or before the date of such Borrowing the items listed in Schedule I hereto, each in form and substance satisfactory to the Agent and each Lender; and
(c) the financing statements listed on Schedule I hereto shall have been filed or shall be filed contemporaneously therewith.
Section 3.02. Conditions Precedent to All Borrowings. Each Borrowing (including the initial Borrowing, except as explicitly set forth below) by the Borrower from a Lender shall be subject to the further conditions precedent that:
(a) With respect to any such Borrowing (other than the initial Borrowing), on or prior to the date of such Borrowing, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, the most recent Monthly Remittance Report required by the terms of Section 6.11(b);
(b) [Reserved];
(c) On the Borrowing Date of such Borrowing, the following statements shall be true and correct, and the Borrower by accepting any amount of such Borrowing shall be deemed to have certified that:
(i) the representations and warranties contained in Section 4.01 are true and correct in all material respects, both before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date, unless a particular representation or warranty speaks to a particular date;
(ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Program Termination Date shall not have occurred;

(iii) (a) the principal amount of such Borrowing is at least $2,000,000 (or, in the case of the initial Borrowing to be made hereunder, at least $12,000,000) and (b) on and as of such Borrowing Date, after giving effect to such Borrowing, the Facility Amount does not exceed the lesser of (A) the Borrowing Limit and (B) the Capital Limit;
(iv) (A) the Borrower has delivered to the Agent a copy of the Notice of Borrowing, Borrowing Base Certificate and the related Notice of Pledge (together with the attached Receivables Schedule) pursuant to Section 2.02, each appropriately completed and executed by the Borrower, (B) the Borrower has delivered or caused to have been delivered to the Custodian the Notice of Pledge and each item required in the definition of Receivable File with respect to the Receivables being Pledged hereunder three or, in the case of the initial Borrowing Date hereunder, four Business Days, prior to such Borrowing Date, (C) the Contract related to each Receivable being Pledged hereunder on such Borrowing Date has been duly assigned by Marlin to the Borrower and duly assigned by the Borrower to the Agent and (D) by 3:00 P.M. (New York City time) on the Business Day immediately preceding such Borrowing Date, a Collateral Receipt from the Custodian confirming that, inter alia, the Receivable Files received on or before such Business Day conform with the Receivables Schedule has been delivered to the Custodian and the Agent pursuant to Section 2.02.
(v) all terms and conditions of the Purchase and Contribution Agreement required to be satisfied in connection with the assignment of each Receivable being Pledged hereunder on such Borrowing Date (and the Other Conveyed Property and Related Security related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all of the Collateral have been completed;
(vi) (A) Marlin shall have taken or caused to be taken all steps necessary under all applicable law (including the filing of an Obligor Financing Statement) in order to cause a valid, subsisting and enforceable perfected, first priority security interest (or back-up security interest in the case of the Equipment subject to a true lease) to exist in Marlin’s favor as against the related Obligor in the Equipment securing each Receivable being Pledged hereunder on such Borrowing Date and immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Secured Parties), (B) Marlin shall have assigned such perfected security interests in the Equipment referred to in clause (A) above (and all proceeds thereof) to the Borrower pursuant to the Purchase and Contribution Agreement and (C) the Borrower shall have assigned such perfected security interests referred to in clause (A) above to the Agent, for the benefit of the Secured Parties, pursuant to Section 2.11 hereof; and
(vii) the Borrower shall have taken all steps necessary under all applicable law in order to cause to exist in favor of the Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Borrower’s right, title and interest in the Collateral.

(d) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loans by the Lenders in accordance with the provisions hereof;
(e) The Agent shall have received and found to be satisfactory with respect to any Pledged Receivables being Pledged in connection with such Borrowing (which were previously pledged to any lender or other financial institutions by Marlin, the Borrower or any Affiliate thereof under any other financing facility), evidence of the release of any liens granted in connection with such financing with respect to any such Pledged Receivables;
(f) A Qualifying Interest Rate Hedge with respect to such Borrowing with a notional amount not less than 100% of the Loan to be made on such Borrowing Date, in form and substance satisfactory to the Agent, shall have been duly executed by the Borrower and a Qualifying Hedge Counterparty, and any amounts required to have been paid thereunder as of the related Borrowing Date shall have been paid by the Borrower and any obligations required to have been performed thereunder as of such Borrowing Date shall have been performed; and
(g) The Borrower shall have delivered to the Agent a copy of the executed Assignment (as defined in the Purchase and Contribution Agreement) relating to the Collateral relating to such Borrowing.
Section 3.03. Advances Do Not Constitute a Waiver. No advance of a Loan hereunder shall constitute a waiver of any condition to a Lender’s obligation to make such an advance unless such waiver is in writing and executed by the Lender.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Closing Date, each Borrowing Date and each Remittance Date, as follows:
(a) Each Receivable designated as an Eligible Receivable on any Borrowing Base Certificate or Monthly Remittance Report is an Eligible Receivable as of the date of such determination. Each Receivable included as an Eligible Receivable in any calculation of the Capital Limit or the Eligible Receivables Balance is an Eligible Receivable.
(b) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Pledged Receivables requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(c) The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all of the Borrower’s right, title and interest to the Collateral on the terms and conditions of this Agreement. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables, other than such as have been met or obtained.
(d) The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Pledge of the Collateral will not (i) create any Adverse Claim on the Collateral or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or limited liability company agreement of the Borrower or any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.
(e) No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of the Borrower, threatened against the Borrower or any properties of Borrower or with respect to this Agreement or any other Transaction Document, which, if adversely determined, could have a Material Adverse Effect on the business, assets or financial condition of the Borrower or which would draw into question the legality, validity or enforceability of this Agreement, any Transaction Document to which the Borrower is a party or any of the other applicable documents forming part of the Collateral.
(f) In selecting the Receivables to be Pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.
(g) The grant of the security interest in the Collateral by the Borrower to the Agent, for the benefit of the Secured Parties pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than the Pledge of such Assets to the Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement or otherwise pursuant to the express provisions of this Agreement.
(h) The Borrower has no Debt or other indebtedness other than Debt incurred under or contemplated by the terms of the Transaction Documents.

(i) The Borrower has been formed solely for the purpose of engaging in the transactions contemplated by the Transaction Documents.
(j) No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
(k) The Borrower has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all material taxes, assessments and other governmental charges due from the Borrower except for those taxes being contested in good faith by appropriate proceedings and in respect of which no penalty may be assessed from such contest and it has established proper reserves on its books. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.
(l) The location of all the Borrower’s records regarding the Pledged Receivables (other than those in the possession of the Custodian) is 300 Fellowship Road, Mt. Laurel, NJ 08054 and has been such address at all times since the later of (a) the date of formation of the Borrower and (b) the date that is five years prior to the Closing Date.
(m) (i) The Borrower’s legal name, type of organization and jurisdiction of organization is as set forth in the first paragraph of this Agreement; (ii) the Borrower is not organized under the law of more than one State; (iii) other than as disclosed on Schedule II hereto (as such schedule may be updated from time to by the Agent upon receipt of a notice delivered to the Agent pursuant to Section 6.19), the Borrower has not changed its name, type of organization or jurisdiction of organization at any time since its formation; and (iv) the Borrower does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time to by the Agent upon receipt of a notice delivered to the Agent pursuant to Section 6.19).
(n) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Borrower is paying its debts as they become due; and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.
(o) The Borrower has no subsidiaries.
(p) The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale or contribution of the Pledged Receivables by Marlin under the Purchase and Contribution Agreement. At the time of the pledge of the Collateral herein contemplated, the Borrower had good and marketable title to the Collateral to be pledged by the Borrower to the Agent hereunder, for the benefit of the Secured Parties (and its successors and assigns), free and clear of all Adverse Claims. This Agreement constitutes a valid grant of a first priority security interest to the Agent, for the benefit of the Secured Parties (and its successors and assigns), of all right, title, and interest of the Borrower in, to and under the Collateral, free and clear of any Adverse Claim of any Person claiming through or under the Borrower.

(q) No Monthly Remittance Report or Borrowing Base Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of the Borrower to the Agent or the Lenders in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed in writing to the Agent or the Lenders, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, in the context of the circumstances under which they were made, not misleading.
(r) No proceeds of any Loans will be used by the Borrower (i) for any purpose which violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System or (ii) to acquire any security in any transaction, which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.
(s) There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the collateral assignment or grant of the security interest in the Collateral contemplated by Section 2.10 or Section 2.11.
(t) The Borrower is not an “investment company” or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Borrower otherwise subject to regulation thereunder.
(u) No Event of Default or Unmatured Event of Default has occurred and is continuing. Since its formation, there has been no change in the business, operations, financial condition, properties or assets of the Borrower or any ERISA Affiliate thereof which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or materially adversely affect the transactions contemplated under this Agreement or the other Transaction Documents;
(v) Each of the Pledged Receivables was underwritten and is being serviced in conformance with Marlin’s standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).
(w) The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.
(x) There is not now, nor will there be at any time in the future, any agreement or understanding between (i) any originator or the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) (ii) and the Borrower (other than as expressly set forth herein), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(y) Each Contract is owned by the Borrower free and clear of any Adverse Claim; and the Agent (for the benefit of the Secured Parties and its successors and assignees) has acquired a valid and perfected first priority security interest in each Contract and in the Related Security (including the Equipment), Collections and other Collateral with respect thereto, in each case free and clear of any Adverse Claims; no effective UCC financing statement or other instrument similar in effect is filed in any recording office listing the Borrower as debtor, covering any Contract, Related Security (including the Equipment), Collections or other Collateral; and there is no grant of a lien or financing statement of record that relates to leases, equipment and related assets of Marlin or the Borrower that is not limited to a specific list of leases (identified by lease number, lessee and other appropriate identifying information) and assets related thereto.
(z) None of the Lockbox, Lockbox Account or general operating account of Marlin is subject to a lien of any third party.
(aa) [Reserved].
(bb) None of the Borrower, any Subsidiary or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Borrowing will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country
(cc) To the extent applicable, each of the Borrower, Marlin and their Affiliates is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of any Borrowing made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(dd) The factual assumptions set forth in the legal opinions of Dewey & LeBoeuf LLP, as special counsel to Marlin, the Parent and the Borrower, issued in connection with the Purchase and Contribution Agreement and relating to the issues of security interest, substantive consolidation with respect to the Borrower and true sale of the Conveyed Receivables are true and correct both before and after giving effect to the transactions contemplated hereby.
Section 4.02. Perfection Representations, Warranties and Covenants. The Borrower hereby makes each of the representations and warranties on the attached Schedule V.

Section 4.03. Resale of Receivables upon Breach of Covenant or Representation and Warranty by Borrower. The Borrower shall, or shall cause the Servicer to, inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the representations, warranties and/or covenants contained in Section 4.01; provided that the failure to provide any such notice shall not diminish, in any manner whatsoever, any obligation of the Borrower under this Section 4.03 to resell any Pledged Receivable. Notwithstanding the foregoing, the Servicer (if other than Marlin or an Affiliate thereof) shall be under no obligation to determine whether there is a breach of the representations, warranties and/or covenants contained in Section 4.01 or Section 4.02 and shall only be required to inform the other parties to this Agreement of any such breach to the extent a responsible officer of the Servicer has actual knowledge thereof. Upon the discovery by or notice to the Borrower of any such breach that also constitutes a Marlin Purchase Event, the Borrower shall have an obligation to, and the Borrower shall, resell to Marlin pursuant to the Purchase and Contribution Agreement (and the Agent may directly enforce such obligation of the Borrower to sell) any Pledged Receivable adversely affected by any such breach. The Servicer shall notify the Agent promptly, in writing, of any failure by the Borrower to so resell any such Pledged Receivable. In connection with the resale of such Pledged Receivable, the Borrower shall remit funds in an amount equal to the Release Price for such Pledged Receivable to the Collection Account on the date of such resale. It is understood and agreed that the obligation of the Borrower to resell to Marlin, and the obligation of Marlin to purchase, any Receivables which are adversely affected by a Marlin Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Receivable which is not collected, not paid or uncollectible solely on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.
Section 4.04. Representations and Warranties of the Backup Servicer, Custodian and the Agent’s Bank. Each of the Backup Servicer, Custodian and the Agent’s Bank hereby represents and warrants, as of the Closing Date, as follows:
(a) Such Person is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or (ii) a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Such Person has the power and all licenses necessary to own its assets and to transact the business in which it is engaged (which includes performing its obligations under the Transaction Documents) and is duly qualified and in good standing under the laws of each jurisdiction where its performance under the Transaction Documents requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.
(b) Such Person has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party. This Agreement and each of the Transaction Documents to which such Person is a party constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such Person of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document, other than such as have been met or obtained.

(c) The execution, delivery and performance of this Agreement by such Person and all other agreements and instruments executed and delivered or to be executed and delivered by such Person pursuant hereto or thereto will not  violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of such Person or any material contract or other agreement to which such Person is a party or by which such Person or any of its property or assets may be bound.
(d) To the knowledge of such Person, no litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending or, to the knowledge of such Person, threatened against such Person or any properties of such Person or with respect to this Agreement, which, if adversely determined, could have a Material Adverse Effect on the business, assets or financial condition of such Person or which would draw into question the legality, validity or enforceability of this Agreement or any Transaction Document to which such Person is a party.
(e) No injunction, writ, restraining order or other order of any nature adversely affects such Person’s performance of its obligations under this Agreement or any Transaction Document to which such Person is a party.
(f) No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by such Person to the Agent or the Lenders in connection with this Agreement is or will be inaccurate in any material respect, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, in the context of the circumstances under which they were made, not misleading.
ARTICLE V
GENERAL COVENANTS OF THE BORROWER AND THE SERVICER
Section 5.01. General Covenants. The representations, warranties, covenants and agreements of the Borrower and the Servicer under this Agreement shall be several and not joint.
(a) The Borrower will observe all limited liability company procedures required by its certificate of formation, limited liability company agreement, articles of organization and the laws of its jurisdiction of formation. The Borrower will maintain its limited liability company, existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under applicable law.

(b) The Borrower will at all times (i) ensure that its members act independently and in its interests and in the interests of its creditors, (ii) be managed by a managing member with at least two “Independent Directors,” each of which (A) is not, and never was (x) a stockholder, partner, member, director, officer, employee, affiliate, counsel, associate, customer or suppler of, or any individual that has received any benefit (except as expressly permitted pursuant to the relevant organic document) in any form whatever from, or any individual that has provided any service (except as expressly permitted pursuant to the relevant organic document) in any form whatever to the Borrower or any of its Affiliates or associates, or (y) (I) an individual owning beneficially, directly or indirectly, any membership interest in the Borrower or any of its Affiliates or associates or (II) a stockholder, partner, member, director, officer, employee, affiliate, associate, customer or supplier of, or any individual that has received any benefit (except as expressly permitted pursuant to the relevant organic document) in any form whatever from, or any individual that has provided any service (except as expressly permitted pursuant to the relevant organic document) in any form whatever to, such beneficial owner or any of such beneficial owner’s Affiliates, subsidiaries, parents or associates; provided, that the ownership of up to 5% of any class of stock of a corporation listed on a national securities exchange shall not prevent an individual from being an Independent Director; and (B) has (x) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide (in the ordinary course of their businesses) advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, it being understood that CSC Entity Services LLC is such an entity, (iii) ensure its assets are not commingled with those of Marlin or any other Affiliate of the Borrower, (iv) maintain separate records and books of account from those of Marlin or any other Affiliate of the Borrower, (v) conduct its business from an office separate from Marlin or any other Affiliate of the Borrower, (vi) maintain its assets separately from the accounts of any other Person (including through the maintenance of a separate bank account), (vii) pay from its assets all obligations and indebtedness of any kind incurred by it, and refrain from paying from its assets any obligations or indebtedness of any other entity or Person, (vi) conduct its business in its own name, (viii) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person or entity, (ix) observe all corporate and other organizational formalities, as appropriate for its organizational structure, (x) maintain an arm’s length relationship with its Affiliates and associates and enter into transactions with Affiliates and associates only on a commercially reasonable basis, (xi) pay the salaries of its own employees from its own funds, (xii) maintain a sufficient number of employees in light of its contemplated business operations, (xiii) refrain from acquiring any obligations or securities of its Affiliates, associates or owners, including partners, members or shareholders, as appropriate, (xiv) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate or associate, including paying for office space and services performed by any employee of an Affiliate or associate, (xv) use separate stationary, invoices and checks bearing its own name, (xvi) maintain a separate identity, (xvii) correct any known misunderstanding regarding its separate identity, (xvii) refrain from identifying itself as a division of any other Person or entity and (xviii) maintain adequate capital in light of its contemplated business operations. The Borrower will pay its operating expenses and liabilities from its own assets; provided that the Borrower’s organizational expenses and the expenses in connection with the negotiation and execution of this Agreement and the other Transaction Documents may be paid by Marlin.

(c) The Borrower will not have any of its indebtedness guaranteed by Marlin or any Affiliate of Marlin. Furthermore, the Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of Marlin, and the Borrower will not engage in business transactions with Marlin, except on an arm’s-length basis. The Borrower will not hold Marlin out to third parties as other than an entity with assets and liabilities distinct from the Borrower. The Borrower will not act in any other manner that could foreseeably mislead others with respect to the Borrower’s separate identity.
(d) The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dewey & LeBoeuf LLP, as special counsel to Marlin, the Parent and the Borrower, issued in connection with the Purchase and Contribution Agreement and relating to the issues of security interests, substantive consolidation with respect to the Borrower and true sale of the Conveyed Receivables.
(e) Except as otherwise provided herein or in any other Transaction Document, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof. Except as otherwise provided herein or in any other Transaction Document, the Borrower shall not create or suffer to exist any Adverse Claim upon or with respect to any of the Borrower’s assets. Except as otherwise provided herein or in any other Transaction Document, the Servicer shall not create, or permit any action to be taken by any Person to create, any Adverse Claim upon or with respect to any of the Borrower’s assets.
(f) The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) other than, with respect to asset dispositions, in connection with a permitted prepayment, including without limitation, a Take-Out Securitization or a Whole Loan Transaction, or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, in each case without the prior written consent of the Agent.
(g) The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase and Contribution Agreement in any manner other than a sale or capital contribution and absolute assignment of Receivables, Related Security and Other Conveyed Property by Marlin to the Borrower constituting a “true sale” for bankruptcy purposes, it being understood that the Loans to the Borrower under this Agreement will be treated as debt on the consolidated financial statements of Marlin.
(h) The Borrower will not amend, modify, waive or terminate any terms or conditions of the Purchase and Contribution Agreement without the prior written consent of the Agent, and shall perform its obligations thereunder.
(i) Without the prior written consent of the Agent, the Borrower will not (i) amend, modify or otherwise make any change to its certificate of formation or limited liability company agreement (including, without limitation, any change to its legal name, jurisdiction of organization or type of organization) nor (ii) change the location of such Person’s records regarding the Pledged Receivables (other than those delivered to the Custodian).

(j) Without the prior written consent of the Agent, neither the Borrower nor the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will make or allow to be made any material amendment to the Credit and Collection Policy applicable to the Pledged Receivables. Without the prior written consent of the Agent, neither the Borrower nor the Servicer will terminate or make or allow to be made any material amendment to the First Data Agreement, the Invoice Management Agreement or the Lockbox Agreement.
(k) The Servicer shall direct the Obligor of each Pledged Receivable to remit all Collections owed by such Obligor to the Lockbox, for further application in accordance with the terms hereof. Pursuant to the terms of the First Data Agreement, payments, including Collections, mailed to the Lockbox shall be processed by the Lockbox Agent on each Business Day, and either (i) in the case of any payment identified as Collections, remitted to the Collection Account on such Business Day, (ii) in the case of any payment identified as other than Collections, otherwise remitted pursuant to the terms of the First Data Agreement, or (iii) in the case of any payment that cannot be identified or properly processed, remitted to the Servicer on such Business Day for further identification and processing. Pursuant to the terms of the First Data Agreement, payments mailed to the Lockbox on any Business Day and identified as Collections, shall be remitted to the Collection Account on the same Business Day. The Servicer shall remit all Collections received by it (whether as a remittance from the Lockbox Agent, directly from an Obligor or otherwise) to the Collection Account within two Business Days of Servicer’s receipt thereof (and shall ensure that only funds constituting Collections shall be deposited into the Collection Account) and shall hold all Collections in trust for the benefit of the Agent pending deposit of the same into the Collection Account. The Servicer shall ensure that each of the Agent and Backup Servicer has access to account information relating to Collections on each Business Day with respect to all deposits, withdrawals and reconciliations with respect to the Lockbox and the Lockbox Account. The Borrower shall ensure that each of the Agent and Backup Servicer has access to account information on each Business Day with respect to all deposits, withdrawals and reconciliations with respect to the Reserve Account and the Collection Account. Notwithstanding anything to the contrary contained herein, on any day prior to the date that is 90 days following the Closing Date, Collections remitted to the Lockbox on any Business Day may be remitted by the Lockbox Agent to the Lockbox Account or to the Servicer on such Business Day for further remittance by the Servicer to the Collection Account within two Business Days of the Servicer’s receipt thereof and otherwise in accordance with the terms hereof.
(l) If the Borrower receives any Collections, the Servicer (on behalf of the Borrower) will remit such Collections to the Collection Account within two Business Days of the Borrower’s receipt thereof (and shall use its best efforts to ensure that only funds constituting Collections shall be deposited into the Collection Account).
(m) The Borrower shall deliver or cause to be delivered to the Custodian four Business Days prior to the initial Borrowing Date hereunder and three Business Days prior to any other Borrowing Date hereunder a Notice of Pledge and each item in the possession of the Borrower listed in the definition of Receivable File with respect to the Receivables being Pledged hereunder on such Borrowing Date.

(n) The Borrower shall deliver to the Agent on each Purchase Date a copy of the Assignment delivered to it on such Purchase Date.
(o) Each of the Servicer and the Borrower shall promptly notify the Agent of the occurrence of any Servicer Default, Event of Default and/or Unmatured Event of Default.
(p) The Borrower and Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) covenant that the terms of the Contracts relating to each Pledged Receivable shall require the related Obligor to maintain one or more Insurance Policies of a type customary for the equipment covered thereby.
(q) The Borrower hereby makes each of the covenants on the attached Schedule V.
(r) [Reserved].
(s) The Borrower shall promptly upon receipt thereof deliver to the Agent (i) any notices received that the Lockbox or any Lockbox Account has become subject to any writ, judgment, warrant of attachment, execution or similar process, (ii) upon the Agent’s request, the monthly statement of accounts delivered by the Lockbox Bank with respect to the Lockbox and the Lockbox Account and (iii) upon the Agent’s request, any reports delivered by the Lockbox Agent.
(t) [Reserved].
(u) The Borrower shall cause delivery of each of the reports required to be delivered pursuant to Section 6.12(e), (f) and (g).
(v) The Borrower shall not engage in any business other than the purchases of Contracts, related Equipment, Related Security and other Collateral from an originator pursuant to the Purchase and Contribution Agreement, and such other activities as contemplated by the Transaction Documents. The Borrower shall not incur any Debt or other indebtedness other than Debt incurred under or contemplated by the terms of the Transaction Documents.
(w) The Borrower shall not (i) cancel, terminate, extend, amend, modify or waive (or consent to or approve any of the foregoing) any provision of any Transaction Document (including, without limitation, the Purchase and Contribution Agreement) to which it is a party except as otherwise permitted under Section 10.01 or (ii) take or consent to any other action that may impair the rights of the Agent or the Secured Parties in any Collateral or modify, in a manner adverse to the Secured Parties, the right of the Borrower, the Agent or the Lenders to demand or receive payment under any Transaction Document.
(x) The Borrower shall not terminate or reject any Contract prior to the end of the term of such Contract, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), unless (i) with respect to Defaulted Receivables, the Borrower has determined in good faith that such termination or rejection will maximize the recovery thereon, or (ii) with respect to terminations, such termination is the result of a prepayment of the Pledged Receivable, the amount of which equals or exceeds the Discounted Balance of such Pledged Receivable (including, without duplication, any delinquent amounts thereunder and any applicable Hedge Breakage Costs).

(y) The Borrower shall not enter into, or be a party to, any transaction with any Affiliate of the Borrower, except for:
(i) the transactions contemplated hereunder, by the Purchase and Contribution Agreement and the other Transaction Documents;
(ii) other transactions in the nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate; and
(iii) with respect only to transactions between the Borrower and Marlin, transactions in the ordinary course of business between a parent corporation and its subsidiary.
(z) The Borrower shall take all steps necessary, under all applicable law, in order to (i) cause a valid, subsisting and enforceable first priority perfected security interest (or back-up security interest in the case of a true lease) to exist in favor of the Agent (for the benefit of the Secured Parties) in the Borrower’s interests in the Collateral in which a security interest can be perfected by filing or possession under the UCC (and the proceeds thereof) being Pledged hereunder, to secure a Loan on the Borrowing Date thereof including (A) the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Borrower’s interest in the Equipment, Related Security and Other Conveyed Property and naming the Borrower as debtor and the Agent as the secured party, and (B) filing Obligor Financing Statements against all Obligors, (ii) ensure that such security interest is and shall be prior to all other liens upon and security interests in the Borrower’s interests in such Collateral that now exist, or may hereafter arise or be created other than Permitted Liens, and (iii) ensure that immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Secured Parties), such Equipment, Related Security and Other Conveyed Property and all other Collateral is free and clear of all Adverse Claims other than Permitted Liens.
(aa) The Servicer shall (i) pay all material taxes, assessments, fines, fees and other liabilities of which it has knowledge or notice with respect the Contracts before they become delinquent, and (ii) make all filings in respect of any such taxes, assessments, fines, fees or other liabilities of which it has knowledge or notice on a timely basis.

(bb) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin), with respect to each Contract, by the Borrowing Date on which such Contract is Pledged hereunder and on each relevant date thereafter, shall cause its master computer records relating to such Contract to be clearly and unambiguously marked to show that such Contract has been sold or contributed to the Borrower under the Purchase and Contribution Agreement and Pledged under this Agreement.
(cc) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall ensure that none of the Lockbox, Lockbox Account or general operating account of Marlin is or becomes subject to a lien of any third party.
ARTICLE VI
ADMINISTRATION AND SERVICING; CERTAIN COVENANTS
Section 6.01. Appointment and Designation of the Servicer. (a) The Borrower, the Lenders and the Agent hereby appoint Marlin (the “Servicer”) as their agent to service, administer and collect the Pledged Receivables and otherwise to enforce their respective rights and interests in and under the Pledged Receivables and the other Collateral. The Servicer shall collect such Pledged Receivables under the conditions referred to above by means of the collection procedures as set forth in the Credit and Collection Policy, to the extent consistent with the provisions of this Article VI. Unless otherwise specified by the Borrower, the Servicer’s authorization under this Agreement shall terminate on the Collection Date. Marlin hereby agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof at all times, until the earliest to occur of (i) the Agent’s designation of a new Servicer pursuant to Section 6.26, (ii) the delivery by the Agent of its written consent to the appointment by the Borrower of a new Servicer, and (iii) the Collection Date. Each of the Borrower and Marlin hereby grants to any successor Servicer an irrevocable power of attorney to take any and all steps in the Borrower’s, Marlin’s or the Servicer’s name, as applicable, and on behalf of the Borrower or Marlin, necessary or desirable, in the determination of such successor Servicer, to service, administer or collect any and all Pledged Receivables and other Collateral.
(b) The Servicer is hereby authorized to act for the Borrower and the Agent and, in such capacity, shall manage, service, administer and make collections on the Pledged Receivables and other Collateral and perform the other actions required by the Servicer under this Agreement for the benefit of the Borrower, the Agent and the Secured Parties, as applicable. The Servicer agrees that its servicing of the Pledged Receivables shall be carried out in accordance with customary and usual procedures of institutions which service equipment lease contracts and receivables and, to the extent more exacting, the degree of skill and attention that the Servicer exercises, from time to time, with respect to all comparable equipment lease contracts and receivables that it services for itself or others (or that it formerly serviced for itself or others) in accordance with the Credit and Collection Policy and, to the extent more exacting, the requirements of this Article VI. The Servicer’s duties shall include, without limitation, collecting and posting of all Collections in accordance with this Agreement (including Section 5.01(k) hereof), responding to inquiries of Obligors on the Pledged Receivables, investigating delinquencies, sending invoices, payment statements or payment books to Obligors, reporting any required tax information to Obligors, policing the collateral, enforcing the terms of the Contracts (and any documents related thereto) related to any Pledged Receivables and Collateral, accounting for Collections, furnishing monthly statements to the Agent with respect to distributions, performing such other related duties as reasonably requested by the Borrower, the Agent or the Lenders and performing the other duties specified herein.

(c) The Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The Servicer is authorized to release liens on Equipment in order to collect Insurance Proceeds with respect thereto and to liquidate such Equipment or otherwise realize upon any Related Security in accordance with its Credit and Collection Policy, policies and procedures; provided that, notwithstanding the foregoing, the Servicer shall not (i) except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pledged Receivable or (ii) waive the right to collect the unpaid balance of any Pledged Receivable from such Obligor, except that, subject to Section 6.02(a), the Servicer may forego collection efforts if the amount which the Servicer, in its reasonable judgment, expects to realize in connection with such collection efforts is determined by the Servicer, in its reasonable judgment, to be less than the reasonably expected costs of pursuing such collection efforts and if the Servicer would forego such collection efforts in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name (in its capacity as Servicer) to the extent possible, or in the name of the Borrower, the Agent or a Lender (provided that if the Servicer is acting in the name of the Borrower, the Agent or the Lender, the Servicer shall have obtained the Borrower’s, the Agent’s or the Lender’s consent, as the case may be, which consent shall not be unreasonably withheld), a legal proceeding to enforce any Pledged Receivable (or any terms or provisions of the related Contract) or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pledged Receivable or any related Contract, Obligor, Equipment, Related Security or Collateral. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower, the Agent or the Lenders, as the case may be, shall thereupon be deemed to have automatically assigned such Pledged Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower, the Agent or the Lenders, as the case may be, to execute and deliver in its own name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Borrower, the Agent or the Lenders, as the case may be, shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. If, however, in any suit or legal proceeding it is held that the Servicer may not prosecute such suit or legal proceeding on the grounds that it is not an actual party in interest or a holder entitled to enforce such suit or legal proceeding, the Borrower shall take such steps as the Servicer deems necessary to prosecute such suit or legal proceeding, including bringing suit in its name.
(d) Notwithstanding the foregoing provisions or any other provision herein, after the occurrence and during the continuation of an Event of Default or Servicer Default or after the termination of the Servicer pursuant to Section 6.26 or the occurrence of the Program Termination Date, the Servicer (i) shall not amend, waive or otherwise modify any Pledged Receivable or Contract in any manner without the prior written consent of the Agent, (ii) shall take (or refrain from taking, as applicable) such actions regarding the enforcement of the Pledged Receivables and Contracts and other contracts with the Obligors as directed by the Agent and (iii) shall contact (or shall refrain from contacting, as applicable) the Obligors of the Pledged Receivables as directed by the Agent.

(e) The Servicer shall hold all Contracts, Receivable Files and other Collateral which are in its possession from time to time in trust for the benefit of the Agent and not for the benefit of itself or any other Person. While in possession of the Contracts, Receivable Files and other Collateral, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in any Contracts, the Receivable Files, Records or other documents related to the Contracts, the related Equipment, Related Security or other Collateral.
Section 6.02. Administration and Collection of Receivable Payments; Modification and Amendment of Receivables. (a) Consistent with and subject to the standards, policies and procedures required by this Agreement, the Servicer shall collect all payments called for under the terms and provisions of the Contracts related to the Pledged Receivables (and the terms and provisions of any documents related thereto) as and when the same shall become due and shall follow such collection procedures with respect to the Pledged Receivables and the related Contracts and Insurance Policies as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lenders with respect thereto.
(b) The Servicer will remit all Collections received by it to the Collection Account within two Business Days of Servicer’s receipt thereof (and shall ensure that only funds constituting Collections shall be deposited into the Collection Account) and shall hold all Collections in trust for the benefit of the Agent pending deposit of the same into the Collection Account.
(c) The Servicer may, in accordance with its Credit and Collection Policy, waive any Servicing Charges or any other fees that may be collected in the ordinary course of servicing any Contract. The Servicer may waive, modify or vary any other terms of any Contract or consent to the postponement of strict compliance with any such term, in accordance with the Credit and Collection Policy, if in the Servicer’s reasonable and prudent determination such waiver, modification or postponement is not adverse to the Agent or the Lenders; provided that the Servicer shall not, without the consent of the Agent, (i) forgive any payment of a Scheduled Payment, (ii) decrease the amount of any Scheduled Payment, (iii) extend the maturity date of any Contract or (iv) extend the time for performance for any payment under such Contract except, in each case, in accordance with the Credit and Collection Policy.
Section 6.03. Realization upon Receivables. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Equipment securing a Pledged Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Pledged Receivable but in no event later than would be customary under the circumstances involved (as determined in accordance with the Credit and Collection Policy) and, in any case, in a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lenders with respect thereto; provided that the Servicer need not repossess (or otherwise comparably convert the ownership of) and liquidate the Equipment securing such a Pledged Receivable if, in the reasonable opinion of the Servicer, the value of such Equipment does not exceed the cost to repossess (or otherwise comparably convert the ownership of) and liquidate such Equipment. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include reasonable efforts to realize upon any guaranties or other Related Security, selling the related Equipment at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer, including without limitation, repossession (or otherwise comparably converting the ownership) of the Equipment and obtaining a substitute Obligor on such Receivable, in order to realize upon such Pledged Receivable. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment, unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Pledged Receivable by an amount greater than the amount of such expenses. All Liquidation Proceeds shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than two Business Days after receipt thereof. The Servicer shall pay on behalf of the Borrower any personal property taxes assessed on repossessed Equipment.
Section 6.04. Insurance Regarding Equipment. Without limiting the effect of any other provision hereof, the Servicer shall monitor the status of the Insurance Policies required under the Contracts in accordance with the terms of the Credit and Collection Policy and its customary servicing procedures. The Servicer shall determine whether each Obligor has obtained and maintains the Insurance Policies required under the Contracts, and, if any Obligor lacks such insurance coverage, the Servicer shall make all commercially reasonable efforts to enforce all rights under the related Contract to ensure that such Obligor obtains such insurance coverage; provided, that at no time shall Contracts without evidence of insurance exceed 20% of all Pledged Receivables.
Section 6.05. Maintenance of Security Interests in Collateral. (a) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall take all steps necessary, under all applicable law, in order to (i) cause a valid, subsisting and enforceable first priority perfected security interest (or back-up security interest in the case of a true lease) to exist in favor of the Agent (for the benefit of the Secured Parties) in the Borrower’s interests in such Equipment, Related Security and Other Conveyed Property related to each Receivable and all other Collateral in which a security interest can be perfected by filing or possession under the UCC (and the proceeds thereof) being Pledged hereunder (together, the “First Priority Assets”), to secure a Loan on the Borrowing Date thereof including (A) the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Borrower’s interest in the Equipment, Related Security and Other Conveyed Property and naming the Borrower as debtor and the Agent as the secured party, and (B) filing Obligor Financing Statements against all applicable Obligors, (ii) ensure that such security interest is and shall be prior to all other liens upon and security interests in the Borrower’s interests in such First Priority Assets (and the proceeds thereof) that now exist, or may hereafter arise or be created other than Permitted Liens, and (iii) ensure that immediately prior to the Pledge of such Receivable by the Borrower to the Agent (for the benefit of the Secured Parties), such Equipment, Related Security and Other Conveyed Property and all other Collateral is free and clear of all Adverse Claims other than Permitted Liens.

(b) The Servicer shall take all steps, as are necessary (subject to Section 6.05(a)), to maintain perfection of the security interest in the Borrower’s interests in the Equipment, Related Security and Other Conveyed Property related to each Pledged Receivable and all other Collateral (and the proceeds thereof) in favor of the Agent; provided that if the Servicer is not Marlin or any Affiliate of Marlin, the Servicer shall only be responsible for the perfection of the Borrower’s interests in the Equipment, Related Security and Other Conveyed Property related to each Pledged Receivable and all other Collateral (and the proceeds thereof) as directed by the Agent, for the benefit of the Secured Parties, including, without limitation, obtaining the execution by the Borrower and the recording, registering, filing, re-recording, refiling, and reregistering of all security agreements, financing statements and continuation statements as are necessary to maintain and/or perfect such security interests granted by the Borrower. Without limiting the generality of the foregoing, the Borrower and the Agent each hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect the security interest in the Borrower’s interests in any Equipment (and the Borrower’s interests therein), Related Security and Other Conveyed Property related to each Pledged Receivable and all other Collateral (and the proceeds thereof) in favor of the Agent, for the benefit of the Secured Parties, as may be necessary, due to the relocation of the Equipment and all other Collateral or Obligor or for any other reason.
Section 6.06. No Rights of Withdrawal. Until the Collection Date, neither the Servicer nor Borrower shall have any rights of withdrawal or control, with respect to amounts held in the Collection Account, the Reserve Account, the Lockbox Account or the Lockbox, except with respect to funds not related to any Pledged Receivables. The Servicer and Borrower agree that REMITCO LLC (or such other vendor mutually acceptable to the Servicer, the Borrower and the Agent) is and shall be the sole party entitled to direct application of amounts held in the Lockbox and Lockbox Account.
Section 6.07. Unidentified Payments; Lenders’ Right of Presumption. The Borrower agrees and consents that the Servicer and/or the Agent shall apply any payment the Borrower receives (or any such payment the Servicer deposits into the Collection Account) from an Obligor to any Loan secured by a Pledged Receivable if the Servicer and/or the Agent is unable in good faith to determine to which Receivables such payment from an Obligor relates.
Section 6.08. Representations and Warranties of the Servicer. The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) hereby represents and warrants to the Agent and the Lenders as follows as of each day it acts as Servicer:
(a) The Servicer is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing and compliance with the laws of each state to the extent necessary to enable it to perform its obligations under the terms of this Agreement and each Transaction Document to which it is a party except where such failure would not have a Material Adverse Effect; the Servicer has the full corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and each of the Transaction Documents to which it is a party evidence the valid, binding and enforceable obligations of the Servicer to make this Agreement and each of the Transaction Documents to which it is a party valid and binding upon the Servicer in accordance with their terms;

(b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to realize on the Contracts, or impair the value of the Contracts;
(c) There is no action, suit, proceeding, or investigation pending, or, to the knowledge of the Servicer, threatened against the Servicer or any ERISA Affiliate thereof which, either in any one instance or in the aggregate, may result in any Material Adverse Effect in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement and each other Transaction Document to which it is a party;
(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement and each other Transaction Document to which it is a party or the Contracts or the consummation of the transactions contemplated by this Agreement and each other Transaction Document to which it is a party, or if required, such approval has been obtained prior to the Closing Date;
(e) The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation of any term of any agreement, charter, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries;
(f) The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended;
(g) Each Receivable designated as an Eligible Receivable on any Borrowing Base Certificate or Monthly Remittance Report is an Eligible Receivable as of the date of such Borrowing Base Certificate or Monthly Remittance Report. Each Receivable included as an Eligible Receivable in any calculation of the Capital Limit or the Eligible Receivables Balance is an Eligible Receivable;

(h) The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by the Servicer and all other agreements and instruments executed and delivered or to be executed and delivered by the Servicer pursuant hereto or thereto in connection with the Pledge of the Collateral will not (i) create any Adverse Claim on the Collateral or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Servicer or any material contract or other agreement to which the Servicer is a party or by which the Servicer or any of its property or assets may be bound;
(i) No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party;
(j) The Servicer has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, all foreign, federal, state, local and other tax returns) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all material taxes, assessments and other governmental charges due from the Servicer except for those taxes being contested in good faith by appropriate proceedings and in respect of which no penalty may be assessed from such contest and it has established proper reserves on its books. No tax lien or similar adverse claim has been filed, and, to the knowledge of Marlin, no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due;
(k) The location of all the Servicer’s records regarding the Pledged Receivables (other than those in the possession of the Custodian) is 300 Fellowship Road, Mt. Laurel, New Jersey 08054 and has been such address at all times since the later of (a) the date of formation of the Servicer and (b) the date that is five year prior to the Closing Date;
(l) (i) The Servicer’s legal name, type of organization and jurisdiction of organization is as set forth in the first paragraph of this Agreement; (ii) the Servicer is not organized under the laws of more than one State; (iii) other than as disclosed on Schedule II hereto (as such schedule may be updated from time to time by the Servicer), the Servicer has not changed its name, type of organization or jurisdiction of organization at any time since its formation; and (iv) the Servicer does not have trade names, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule II hereto (as such schedule may be updated from time to time by the Servicer);
(m) The Servicer is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; the Servicer is paying its debts as they become due; and the Servicer, after giving effect to the transactions contemplated hereby, is expected to have adequate capital to conduct its business;
(n) No Monthly Remittance Report or Borrowing Base Certificate (each if prepared by the Servicer or to the extent that information contained therein is supplied by the Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer to the Agent or the Lenders in connection with this Agreement or the other Transaction Documents is or will be inaccurate in any material respect, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein, in the context of the circumstances under which they were made, not misleading;

(o) No Servicer Default, Event of Default or Unmatured Event of Default has occurred and is continuing. Since June 30, 2010, there has been no change in the business, operations, financial condition, properties or assets of the Servicer or any ERISA Affiliate thereof which would have a Material Adverse Effect on the Servicer’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party or materially adversely affect the transactions contemplated under this Agreement or the other Transaction Documents;
(p) Each of the Pledged Receivables was underwritten and is being serviced in conformance with the Servicer’s standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy);
(q) Each Computer Tape or Listing made available by the Servicer to the Agent and the Backup Servicer was complete and accurate in all material respects as of the date on which such Computer Tape or Listing was made available;
(r) The Servicer is in compliance in all material respects with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments and benefits arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA;
(s) There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) and the Borrower (other than as expressly set forth herein), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; and
(t) The consolidated unaudited financial statements of the Servicer and its consolidated subsidiaries as at December 31, 2009 and the related statements of income and retained earnings of each such Person and its consolidated subsidiaries for the fiscal period then ended, and the consolidated unaudited financial statements of the Servicer and its consolidated subsidiaries as at June 30, 2010 and the related statements of income and retained earnings of each such Person and its consolidated subsidiaries for the fiscal period then ended, copies of which have previously been delivered to the Agent, fairly present the consolidated financial condition of the each such Person and its consolidated subsidiaries as at such date and the consolidated results of the operations of such Person and its consolidated subsidiaries for the period ended on such dates, all in accordance with GAAP, and since December 31, 2009, there has been no material adverse change in any such condition or operations of the Servicer.

Section 6.09. Permitted Investments. The Borrower shall, pursuant to written instruction, direct the Agent’s Bank (and if the Borrower fails to do so, the Agent may, pursuant to written instruction, direct the Agent’s Bank) to invest, or cause the investment of, funds on deposit in the Collection Account in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, the Agent’s Bank shall invest, or cause the investment of, such funds in Permitted Investments described in clause (v) of the definition thereof. The Agent may, pursuant to written instruction, direct the Agent’s Bank to invest, or cause the investment of, funds on deposit in the Reserve Account in Permitted Investments, from the date of this Agreement until the Collection Date. A Permitted Investment acquired with funds deposited in the Collection Account or Reserve Account shall mature not later than the Business Day immediately preceding the next succeeding Remittance Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Securities Intermediary (as defined in the Deposit Account Control Agreement) or its nominee for the benefit of the Agent (on behalf of the Secured Parties), and otherwise comply with assumptions of the legal opinion of Dewey & LeBoeuf LLP regarding the security interest of the Agent in the Collection Account and the Reserve Account, dated the Closing Date, delivered in connection with this Agreement. All income and gain realized from any such investment, as well as any interest earned on deposits in the Collection Account, shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Reserve Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Agent’s Bank or the Agent shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in the Collection Account or Reserve Account.
Section 6.10. Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to be paid the Servicing Fee from the Collection Account as provided in Section 2.05(c). Except as otherwise set forth herein, the Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except with respect to reasonable expenses of the Servicer incurred in connection with the repossession and disposition of any Equipment and the extraordinary out-of-pockets expenses of the Servicer incurred in the reasonable judgment of the Servicer in enforcing collection of any Defaulted Receivable or Delinquent Receivable (which the Servicer may retain from the proceeds of the disposition of such Equipment).
Section 6.11. Reports to the Agent; Account Statements; Servicing Information. (a) The Borrower will deliver to the Agent, (i) on the Program Termination Date, a report identifying the Pledged Receivables (and any information with respect thereto requested by the Agent) as of the day immediately preceding the Program Termination Date, and (ii) upon the Agent’s reasonable request and upon reasonable notice (which shall in no event be less than seven days’ notice), on any other Business Day, a report identifying the Pledged Receivables (and any information with respect thereto, reasonably requested by the Agent) as of such day.

(b) No later than the Monthly Report Date occurring immediately prior to each Remittance Date, the Servicer shall prepare and deliver, or have delivered to: (i) the Agent (for itself and the Lenders), the Agent’s Bank and the Backup Servicer, a Monthly Remittance Report and any other information reasonably requested by the Agent or the Backup Servicer, relating to all Pledged Receivables (including, if requested, a Computer Tape or Listing in a format acceptable to the Agent and the Backup Servicer (it being understood that the format described in Exhibit J shall be acceptable to the Agent and the Backup Servicer)), all information in the Monthly Remittance Report and all other such information to be accurate as of the last day of the immediately preceding Remittance Period and (ii) to the Backup Servicer, a computer tape or a diskette or any other electronic transmission in a format acceptable to the Backup Servicer (it being understood that the format described in Exhibit J shall be acceptable to the Agent and the Backup Servicer) containing the information with respect to the Pledged Receivables during such Remittance Period which was necessary for preparation of such Monthly Remittance Report or is otherwise reasonably requested by the Backup Servicer.
(c) No later than the Monthly Report Date occurring immediately prior to each Remittance Date and on each other dates requested by the Agent, the Servicer shall prepare and deliver or have delivered to the Agent for the Lenders, in an electronic format mutually acceptable to the Backup Servicer and the Agent (it being understood that the format described in Exhibit J shall be acceptable to the Agent and the Backup Servicer), all information reasonably requested by the Agent relating to all Pledged Receivables (including, if requested, a Computer Tape or Listing in a format acceptable to the Agent and the Backup Servicer (it being understood that the format described in Exhibit J shall be acceptable to the Agent and the Backup Servicer)), information regarding the Collateral and Collections and other information necessary to produce the Monthly Remittance Report. If any Monthly Remittance Report indicates the existence of a Borrowing Base Deficiency, the Borrower shall, on the date of delivery of such Monthly Remittance Report, prepay to the Agent, for the account of the Lenders, a portion of the Loans or Pledge additional Eligible Receivables, in either case, to the extent necessary to cure such Borrowing Base Deficiency.
(d) Concurrently with the delivery by the Borrower to the Agent of each Notice of Borrowing, the Borrower shall also prepare and deliver to the Agent for the Lenders a Borrowing Base Certificate containing information accurate as of the date of delivery of such Borrowing Base Certificate. If any Borrowing Base Certificate indicates the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of such Borrowing Base Certificate prepay to the Agent, for the account of the Lenders, a portion of the Loans or Pledge additional Eligible Receivables, in either case, to the extent necessary to cure such Borrowing Base Deficiency.
(e) [Reserved].
(f) The Borrower shall deliver to the Agent all reports it receives pursuant to the Purchase and Contribution Agreement within one Business Day of the receipt thereof.
(g) [Reserved].
(h) The Borrower and the Servicer shall provide:
(I) As soon as reasonably practicable and in any event within two Business Days after they have actual knowledge thereof, notice of the occurrence of any proceedings or other matters or events concerning the Borrower or the Servicer which could have a Material Adverse Effect.

(II) As soon as reasonably practicable and in any event within two Business Days, notice of any change in (i) the name, account number, or similar information pertaining to the Lockbox, the Lockbox Account, the Reserve Account and/or the Collection Account, (ii) the Deposit Account Control Agreement as it relates to the Collection Account or the Reserve Account, (iii) the First Data Agreement as it relates to the Lockbox, (iv) the First Data Agreement or the Lockbox Agreement as either relates to the Lockbox Account, (v) any other documents, agreement or arrangement concerning any of the above-mentioned accounts, or (vi) the chief executive office and/or principal place of business of the Borrower or Marlin; provided, however, that the Borrower and the Servicer agree that no such agreement may be terminated or amended in any material respect without the prior written consent of the Agent.
(III) As soon as reasonably practicable, from time to time, such other information, documents, records or reports within its possession respecting the Contracts included in the Collateral or the conditions or operations, financial or otherwise, of the Borrower and the Servicer as the Agent may from time to time reasonably request in order to protect the interests of the Agent and each Lender under or as contemplated by this Agreement and all other reports and information required hereunder as and when reasonably requested by the Agent (which may be more frequently than otherwise specified in this Agreement).
Section 6.12. Statements as to Compliance; Financial Statements. (a) The Servicer shall deliver to the Agent, the Backup Servicer, the Borrower and the Lenders as soon as available and no later than 45 days following the end of each fiscal quarter (i) an Officer’s Certificate stating, as to each signatory thereof, that (x) a review of the activities of the Servicer during the Servicer’s preceding fiscal quarter and of its performance under this Agreement has been made under such officer’s supervision, and (y) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal quarter (or portion thereof, as the case may be) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken to cure such default, and (ii) a Covenant Compliance Certificate.
(b) (i) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall, at its expense (provided that the Servicer shall not be responsible for expenses in connection with an Accountants’ Report (defined below) delivered in connection with this Section 6.12(b)(i) to the extent that such expenses exceed, together with the audit and examination expenses described in Section 6.13, $30,000 in the aggregate in any calendar year) cause Deloitte & Touche LLP or a firm of nationally recognized independent certified public accountants acceptable to the Agent (the “Independent Accountants”), who may also render other services to the Borrower, to deliver to the Borrower, the Servicer and the Agent, on or before March 31 of each year, beginning 2011, with respect to the 12 months ended the immediately preceding December 31, a statement (the “Accountants’ Report”) addressed to the Servicer and to the Agent, to the effect that such firm has applied certain procedures agreed upon by the Servicer and the Agent to compare the mathematical calculations of certain amounts set forth in the Borrowing Base Certificates and Monthly Remittance Reports prepared by the Servicer during the 12 months ended the immediately preceding December 31 as it deemed necessary in order to issue the Accountants’ Report and issued its report thereon, and that such examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as such firm considered necessary under the circumstances. The Accountants’ Report shall further state that (i) a review in accordance with agreed upon procedures was made, and (ii) except as disclosed in the Accountant’s Report, no exceptions or errors in the Borrowing Base Certificates and Monthly Remittance Reports examined were found except for (A) such exceptions as the Independent Accountants believe to be immaterial and (B) such other exceptions as shall be set forth in the Accountants’ Report. The Accountants’ Report shall also indicate that the firm is independent of the Borrower and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such firm requires the Servicer to agree to the procedures performed by such firm, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall (or if the Servicer has been terminated or otherwise fails to perform such obligation, the Agent shall) in writing so agree; it being understood and agreed that the Servicer shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.
(c) [Reserved].
(d) [Reserved].
(e) [Reserved].
(f) As soon as available and no later than 45 days after the end of each fiscal quarter in each fiscal year of Marlin, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall deliver to the Lenders and the Agent two copies of:
(i) an unaudited consolidated balance sheet of Marlin and its consolidated subsidiaries (including the Borrower) as of the end of such fiscal quarter, which such balance sheet shall be prepared and presented in accordance with GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Marlin stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and
(ii) unaudited consolidated statement of income of Marlin and its consolidated subsidiaries for such fiscal quarter and year to date (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Marlin stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

(g) As soon as available and no later than 45 days after the end of each fiscal quarter in each fiscal year of Parent, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall cause to be delivered to the Lenders and the Agent two copies of:
(i) an unaudited consolidated balance sheet of Parent and its consolidated subsidiaries (including the Borrower) as of the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which such balance sheet shall be prepared and presented in accordance with GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Parent stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and
(ii) unaudited consolidated statements of income, stockholders’ equity and cashflow of Parent and its consolidated subsidiaries for such fiscal quarter and the year-to-date period ending thereon (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Parent stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.
(h) As soon as available and no later than 120 days after the end of each fiscal year of Parent, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) or the Borrower shall cause to be delivered to the Lenders and the Agent two copies of:
(i) a consolidated balance sheet of Parent and its consolidated subsidiaries as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur);
(ii) consolidated statements of income, stockholders’ equity and cash flow of Parent and its consolidated subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of Independent Accountants stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and
(iii) such consolidating schedules for Parent, Marlin (on a consolidated basis) and Marlin Business Bank for the end of the fiscal year.

Section 6.13. Access to Certain Documentation; Obligors. (a) The Agent and the Backup Servicer (and their respective agents or professional advisors) shall, at the expense of the Borrower, have the right under this Agreement, once during each calendar year (and with five days prior written notice if Wells Fargo is acting as successor Servicer), to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements or other information of the Servicer and/or the Borrower, or held by another for the Servicer or the Borrower or on its behalf, concerning this Agreement, provided that the Borrower shall not be responsible for the expenses of the Agent or the Backup Servicer to the extent that such expenses exceed, together with the expenses in connection with an Accountants’ Report delivered in connection with Section 6.12(b)(i), $30,000 in the aggregate in any calendar year unless an Event of Default or Servicer Default has occurred or unless otherwise agreed by the Borrower. Notwithstanding the foregoing, the Agent and the Backup Servicer (and their respective agents or professional advisors) shall, at the expense of the Borrower and as frequently as the Agent or Backup Servicer may desire, have the right under this Agreement after the occurrence and during the continuance of an Event of Default or Servicer Default or after the occurrence of the Program Termination Date to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records or other information of the Servicer and/or the Borrower, or held by another for the Servicer or the Borrower or on its behalf, concerning this Agreement. The Lenders, the Agent and the Backup Servicer (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided that the Agent may disclose such information to the Lenders; and, provided further that the Lenders, the Backup Servicer or the Agent (and their respective agents or professional advisors) shall treat such information as confidential except to the extent required to disclose such information by law or by any regulatory authority.
(b) The Agent (and its agents or professional advisors) shall, at their own expense and with the Servicer’s prior written consent (as long as the Servicer is Marlin or any Affiliate of Marlin), have the right under this Agreement to contact a reasonable number of Obligors with respect to any Pledged Receivables in order to procure such information related to such Obligor, the related Contract, and the Pledged Receivables and the other Collateral as the Agent deems reasonable under the circumstances. The Servicer and the Borrower hereby agree to cooperate with the Agent (and its agents or professional advisors) in connection with any attempt thereby to contact any such Obligor and shall provide to the Agent such information as is needed in order to facilitate such contact. The Lenders and the Agent (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided that the Agent may disclose such information to the Lenders; and, provided further that the Lenders or the Agent (and their respective agents or professional advisors) shall treat such information as confidential except to the extent required to disclose such information by law or by any regulatory authority.
Section 6.14. The Backup Servicer. (a) Prior to each Remittance Date, provided that the Backup Servicer shall have received the information specified in Section 6.11(b) within the time specified therein, the Backup Servicer shall compare the information on the computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer (it being understood that the format described in Exhibit J shall be acceptable to the Agent and the Backup Servicer)) most recently delivered to the Backup Servicer with respect to such Remittance Date to the corresponding Monthly Remittance Report delivered to the Backup Servicer by the Servicer and shall:
(1) confirm that such Monthly Remittance Report is complete on its face;
(2) confirm the distributions to be made on such Remittance Date pursuant to Section 2.05(c) hereof to the extent the Backup Servicer is able to do so given the information provided to it by the Servicer (it being hereby agreed that the Backup Servicer shall promptly notify the Servicer and the Agent if such information is insufficient and that the Servicer shall promptly provide to the Backup Servicer any additional information required by the Backup Servicer);

(3) confirm the following information on such Monthly Remittance Report:  (i) Eligible Receivables Balance, (ii) the Borrower Delinquency Percentage, (iii) the Borrower Default Percentage, (iv) the Overconcentration Amount, (v) the Pledged Receivables Balance and (vi) the Maximum Advance Percentage, to the extent the Backup Servicer is able to do so given the information provided to it by the Servicer (it being hereby agreed that the Backup Servicer shall promptly notify the Servicer and the Agent if such information is insufficient and that the Servicer shall promptly provide to the Backup Servicer any additional information required by the Backup Servicer); and
(4) confirm such other information as the Agent and the Backup Servicer may reasonably agree.
(b) Upon completion of such review, the Backup Servicer will provide the Agent and the Servicer with a Backup Servicer Monthly Certification (in substantially the form attached hereto as Exhibit G) certifying that the Backup Servicer has completed the confirmations described in subparagraphs (a)(1) through (4) and reporting any discrepancies between the information set forth in subparagraphs (a)(2) or (3) above as calculated by the Servicer and that determined or calculated by the Backup Servicer. In the event of a discrepancy as described in the preceding sentence, the Backup Servicer shall attempt to reconcile such discrepancy with the Servicer prior to the related Remittance Date, but in the absence of a reconciliation, distributions on the related Remittance Date shall be made consistent with the information calculated by the Servicer, the Backup Servicer shall attempt to reconcile such discrepancy prior to the next Remittance Date, and the Backup Servicer shall promptly report to the Agent regarding the progress, if any, which shall have been made in reconciling such discrepancy. If the Backup Servicer is unable to reconcile such discrepancy with respect to such Monthly Remittance Report by the next Remittance Date, the Backup Servicer shall cause independent accountants acceptable to the Agent, at the Borrower’s expense, to examine such Monthly Remittance Report and attempt to reconcile such discrepancy at the earliest possible date (and the Backup Servicer shall promptly provide the Agent with a report regarding such event). The effect, if any, of such reconciliation shall be reflected in the Monthly Remittance Report for the next succeeding Remittance Date.
(c) Other than as specifically set forth in this Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer; provided that, upon the occurrence of a Servicer Default, Event of Default or Unmatured Event of Default or upon the termination of the Servicer pursuant to Section 6.26 or the occurrence of the Program Termination Date, the Agent and the Backup Servicer may agree to the assumption of further duties on the part of the Backup Servicer and any fees associated therewith.

(d) If a Servicer Default shall occur and is continuing, and the Agent has terminated all of the rights and obligations of the Servicer hereunder pursuant to Section 6.26 hereof, all authority and power of the Servicer hereunder, whether with respect to the Collateral or otherwise, shall terminate, and the Backup Servicer shall within five Business Days begin the transition to acting as Servicer and assume cash and collection activities with respect to the Pledged Receivables, Related Security and the Other Conveyed Property, and, without limitation, the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement. In connection with such transition, the Borrower shall pay to the Backup Servicer Transition Costs in accordance with the priority provisions of Section 2.05(c)(I) or (II), as applicable. The Servicer agrees to cooperate with the Agent and the Backup Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, providing reasonable access (including at the premises of the Servicer) to the Servicer’s employees, providing notification to the Obligors of the assignment of the servicing function, providing the Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable the Backup Servicer to assume the servicing functions hereunder and providing for the transfer to the Backup Servicer for administration by it of all cash amounts which at the time should be or should have been deposited by the Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Pledged Receivables. In the event the terminated Servicer receives any payment with respect to a Pledged Receivable, such Servicer shall promptly forward such payment to the successor Servicer for deposit into the Collection Account. Neither the Agent nor the Backup Servicer shall be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Collateral.
(e) Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo, acting as the Backup Servicer, is authorized to accept and rely on all of the accounting, records (including computer records) and work of the Servicer relating to the Contracts (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability to perform servicing for such Continued Errors; provided that the Backup Servicer agrees to use commercially reasonable efforts to prevent further Continued Errors. In the event that the Backup Servicer becomes aware of Errors or Continued Errors, the Backup Servicer shall, with the prior consent of the Agent, use its commercially reasonable efforts to reconstruct and reconcile such data in order to correct such Errors and Continued Errors and to prevent future Continued Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with priority provisions of Section 2.05(c)(I) and Section 2.05(c)(II).

(f) The Backup Servicer as successor Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. The Backup Servicer as successor Servicer shall have (i) no liability with respect to any action performed, breaches or defaults caused by the terminated Servicer prior to the date that the Backup Servicer becomes the successor Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Backup Servicer or the successor Servicer shall pay any income taxes for which it is liable), (iii) no liability or obligation with respect to any representation and warranties or any indemnification obligations of any prior Servicer, including the initial Servicer and (iv) no obligation to make any indemnification payments or payments under Section 2.09, Section 2.15 and Section 10.07 that the Borrower failed to pay hereunder. If the Backup Servicer becomes successor Servicer, its actions shall be held to a standard of commercial reasonableness for purposes of Section 5.01(k), Section 6.02, Section 6.03, Section 6.04, and Section 6.07 rather than the good faith, best efforts and prudence standards contained therein. Notwithstanding any other provision hereof, under no circumstances shall Wells Fargo, either as Backup Servicer or successor Servicer, be liable for indirect, special, consequential or incidental damages, such as loss of use, revenue or profit.
(g) The Backup Servicer shall resign only with the prior written consent of the Agent and the Required Lenders or if the Backup Servicer provides an Opinion of Counsel to the Agent to the effect that the Backup Servicer is no longer permitted by law to act as Backup Servicer hereunder. No termination or resignation of the Backup Servicer hereunder shall be effective until a successor Backup Servicer acceptable to the Agent has accepted its appointment as successor Backup Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Credit and Collection Policy.
Section 6.15. [Reserved].
Section 6.16. Waiver of Defaults. Upon consent of the Required Lenders, the Agent may waive any default by the Servicer or the Backup Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall be effective unless it shall be in writing and signed by the Agent on the Lenders’ behalf, and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
Section 6.17. [Reserved].
Section 6.18. Establishment and Use of Certain Accounts.
(a) Collection Account; Reserve Account. Prior to the initial Loan hereunder, the Servicer (i) agrees to establish the Collection Account and the Reserve Account in the name of Borrower and (ii) deliver copies of a fully executed Deposit Account Control Agreement to the Agent. The Collection Account shall be used to accept the transfer of Collections of Receivables from the Lockbox Account or Lockbox and as otherwise described herein for distribution pursuant to Section 2.05(c), and for such other purposes as may be described in this Agreement and the other Transaction Documents. The Reserve Account shall be used for the purposes set forth in this Agreement. On each Borrowing Date, Agent shall hold back a portion of the proceeds from the funded Loan equal to the Reserve Account Deposit Amount and deposit such amount in the Reserve Account.

(b) The Agent may, at any time following the occurrence and continuation of an Event of Default or a Servicer Default or following the occurrence of the Program Termination Date, give notice to the Agent’s Bank that the Agent is exercising its rights under the Deposit Account Control Agreement to do any or all of the following: (x) to have the exclusive ownership and control of the Collection Account and/or Reserve Account transferred to the Agent, to the extent provided in the Deposit Account Control Agreement, (y) to have the proceeds that are sent to the Collection Account be redirected pursuant to its instructions rather than deposited in the Collection Account, and (z) to take any or all other actions permitted under the Deposit Account Control Agreement.
Section 6.19. UCC Matters; Protection and Perfection of Collateral. (a) The Borrower will not change the jurisdiction of its formation or type of organization or make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 6.19 after compliance with all terms and conditions of this Section 6.19 related thereto) unless, prior to the effective date of any such jurisdiction change, organization type change, name change or use, the Borrower notifies the Agent of such change in writing and delivers to the Agent such financing statements as the Agent may reasonably request in order to maintain the perfection and priority of its security interest in the Collateral, as a result of such jurisdiction change, organization type change, name change or use, together with such other documents and instruments as the Agent may reasonably request in order to maintain the perfection and priority of its security interest in the Collateral, as a result of such change. The Borrower will not change the location of its records regarding the Pledged Receivables unless, prior to the effective date of any such change of location, the Borrower notifies the Agent and the Backup Servicer of such change of location in writing and delivers to the Agent such documents and instruments as the Agent may request in connection therewith. The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Secured Parties’ interest in the Collateral acquired hereunder, or to enable the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Borrower will, upon the request of the Agent execute (if necessary) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may request in order to maintain the perfection and priority of its security interest in the Collateral. Each of the Borrower and the Servicer will mark its master data processing records evidencing such Pledged Receivables with a legend reasonably acceptable to the Agent, evidencing that the Agent has acquired an interest therein as provided in this Agreement. The Agent shall be entitled to conclusively rely on the filings or registrations made by or on behalf of the Borrower without any independent investigation and the Borrower’s obligation to make such filings as evidence that such filings have been made. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Receivables and the Other Conveyed Property and the Related Security related thereto and the proceeds of the foregoing now existing or hereafter arising, without the signature of the Borrower where permitted by law. The Borrower hereby ratifies and authorizes the filing by the Agent of any such financing statement made prior to the Closing Date. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Receivables, or any part thereof, shall be sufficient as a financing statement. The Borrower shall, upon the request of the Agent at any time after the occurrence of an Event of Default and at the Borrower’s expense, notify the Obligors obligated to pay any Pledged Receivables, or any of them, of the security interest of the Agent in the Collateral. If the Borrower fails to perform any of its agreements or obligations under this Section 6.19, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower upon the Agent’s demand therefor. For purposes of enabling the Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Borrower and the Lenders hereby authorize each of the Agent and its successors and assigns to take any and all steps in the Borrower’s name and on behalf of the Borrower and the Lenders necessary or desirable, in the reasonable determination of the Agent, to collect all amounts due under any and all Pledged Receivables and other Collateral, including, without limitation, endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing such Pledged Receivables and the related Contracts and, if any, the related guarantees.

Section 6.20. [Reserved].
Section 6.21. Compliance with Applicable Law. The Servicer and the Borrower shall at all times comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, laws relating to usury, truth-in-lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy, consumer credit protection and disclosure, consumer credit, equal credit opportunity and the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z,” the Soldiers’ and Sailors’ Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) in the conduct of its business.
Section 6.22. Performance and Compliance; Servicer Activities. (a) At their expense, the Borrower and Servicer shall timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by each of them under the Contracts related to the Pledged Receivables.
(b) The Borrower and Servicer shall comply in all material respects with the Credit and Collection Policy in regard to each Contract related to Pledged Receivables.
Section 6.23. Servicer Covenants. (a) The Servicer will observe all corporate procedures required by its articles of incorporation, its by-laws and the laws of its jurisdiction of incorporation. The Servicer will maintain its corporate existence in good standing under the laws of its jurisdiction of organization and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify under applicable law. The Servicer has and will maintain all state licenses it needs to act as Servicer hereunder.

(b) To the extent in its possession, the Servicer will deliver to the Custodian the Receivables Files and all other documentation required to be maintained by the Custodian pursuant to this Agreement. The Servicer shall maintain physical or electronic possession of copies or originals of all instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer including, without limitation, ledger sheets, payment records, correspondence and current and historical computer data files, that are required to document or service any Contract. Collectively, all the documents described in this Section 6.23(b) with respect to a Contract are referred to as the “Servicer Documents.” The Servicer hereby agrees that all Servicer Documents shall remain the property of the Borrower.
(c) The Servicer shall hold all Contracts, Receivable Files and other Collateral relating to the Pledged Receivables in its possession in trust for the benefit of the Agent and not for the benefit of itself or any other Person. While in possession of the Contracts, Receivable Files and other Collateral relating to the Pledged Receivables, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in any Contracts, the Receivable Files, Records or other documents related to the Pledged Receivables, the related Equipment, Related Security or other Collateral.
(d) The Servicer shall, to the extent necessary, maintain separate records on behalf of and for the benefit of the Agent and the Lenders, act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Borrower and/or the Agent in connection with its servicing of the Pledged Receivables hereunder, and will ensure that, at all times when it is dealing with or in connection with the Pledged Receivables in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.
(e) The Servicer shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements.
(f) Except as otherwise provided herein or in any other Transaction Document, the Servicer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Collateral related thereto, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof. Except as otherwise provided herein or in any other Transaction Document, the Servicer shall not create or suffer to exist any Adverse Claim upon or with respect to any of the Borrower’s assets.

(g) The Servicer, on behalf of the Borrower, shall (i) pay all material taxes (excluding any franchise taxes or taxes based on income), assessments, fines, fees and other liabilities with respect the Contracts before they become delinquent, and (ii) make all filings in respect of any such taxes (excluding any franchise taxes or taxes based on income), assessments, fines, fees or other liabilities on a timely basis.
(h) The Servicer, with respect to each Contract, by the Borrowing Date on which such Contract is Pledged hereunder and on each relevant date thereafter, shall cause its master computer records relating to such Contract to be clearly and unambiguously marked to show that such Contract has been sold or contributed to the Borrower under the Purchase and Contribution Agreement and Pledged under this Agreement.
(i) Upon request, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall make available to the Agent all reports and registration statements which the Parent files with the Securities and Exchange Commission or any national securities exchange.
(j) Promptly after the filing or receiving thereof, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall provide the Agent with copies of all reports and notices with respect to any Reportable Event defined in Title IV of ERISA which the Servicer or any ERISA Affiliate thereof files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the United States Department of Labor or which Marlin or any ERISA Affiliate thereof receives from any such Person.
(k) [Reserved].
(l) The Servicer shall not commingle funds constituting Collections with any other funds of the Servicer, except as expressly permitted pursuant to the terms of the Transaction Documents.
(m) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will not change the jurisdiction of its incorporation or type of organization or make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule II hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this paragraph (m) after compliance with all terms and conditions of this paragraph (m) related thereto) unless, prior to the effective date of any such jurisdiction change, organization type change, name change or use, the Servicer notifies the Agent of such change in writing and delivers to the Agent such financing statements as the Agent may reasonably request in order to maintain the perfection and priority of its security interest in the Collateral, as a result of such jurisdiction change, organization type change, name change or use, together with such other documents and instruments as the Agent may reasonably request in order to maintain the perfection and priority of its security interest in the Collateral, as a result of such change. The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will not change the location of its records regarding the Pledged Receivables unless, prior to the effective date of any such change of location, the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) notifies the Agent and the Backup Servicer of such change of location in writing and delivers to the Agent such documents and instruments as the Agent may reasonably request in connection therewith. The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Secured Parties’ interest in the Collateral acquired hereunder, or to enable the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Servicer will, upon the request of the Agent execute (if necessary) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may reasonably request in order to maintain the perfection and priority of its security interest in the Collateral. The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will or will cause the Borrower to mark its master data processing records evidencing such Pledged Receivables with a legend or electronic notation, evidencing that the Agent has acquired an interest therein as provided herein. The Agent shall be entitled to conclusively rely on the filings or registrations made by or on behalf of the Borrower without any independent investigation and rely on the Servicer’s (as long as the Servicer is Marlin or any Affiliate of Marlin) and the Borrower’s obligation to make such filings as evidence that such filings have been made. The Servicer hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Receivables and the Other Conveyed Property and the Related Security related thereto and the proceeds of the foregoing now existing or hereafter arising, without the signature of the Servicer where permitted by law. The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) hereby ratifies and authorizes the filing by the Agent of any such financing statement made prior to the Closing Date. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Receivables, or any part thereof, shall be sufficient as a financing statement. The Servicer shall, upon the request of the Agent at any time after the occurrence of an Event of Default and at the Servicer’s expense, notify the Obligors obligated to pay any Pledged Receivables, or any of them, of the security interest of the Secured Parties in the Collateral. If the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) fails to perform any of its agreements or obligations under this paragraph, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) upon the Agent’s demand therefor. For purposes of enabling the Agent to exercise its rights described in the preceding sentence and elsewhere in this Agreement, the Servicer and the Lenders hereby authorize each of the Agent and its successors and assigns to take any and all steps in the Borrower’s name and on behalf of the Borrower and the Lenders necessary or desirable, in the reasonable determination of the Agent, to collect all amounts due under any and all Pledged Receivables and other Collateral, including, without limitation, endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing such Pledged Receivables and the related Contracts and, if any, the related guarantees.
(n) [Reserved].
(o) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will not consolidate with or merge into or with any other Person, or purchase or acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, unless (a) (i) no Servicer Default, Event of Default or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction, and (ii) the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) is the surviving entity after giving effect to such transaction and it expressly agrees in writing to continue to perform all obligations of the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) hereunder, or (b) the Agent has given its prior written consent.

(p) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will not (i) engage or permit any ERISA Affiliate thereof to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) or any ERISA Affiliate thereof may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability in excess of $500,000.00; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability in excess of $500,000.00 of the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) or any ERISA Affiliate thereof under ERISA or the IRC.
(q) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) will not enter into, or be a party to any transaction with the Borrower, except:
(I) the transactions contemplated hereunder, by the Purchase and Contribution Agreement and the other Transaction Documents;
(II) other transactions in nature of employment contracts and directors’ fees, upon fair and reasonable terms materially no less favorable to the Servicer than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate of the Servicer; and
(III) transactions in the ordinary course of business between a parent corporation and its subsidiary.
(r) The Servicer shall fully cooperate with the Backup Servicer in fulfilling its duties and requirements as set forth for the Backup Servicer in Section 6.14 hereof.
(s) The Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dewey & LeBoeuf LLP, as special counsel to Marlin and the Borrower, issued in connection with the Purchase and Contribution Agreement and relating to the issues of substantive consolidation and true conveyance of the Pledged Receivables.
Section 6.24. Change in Agreements and Accounts. The Servicer shall not make any amendment, change or other modification to the terms of the Custodial Agreement, or any other document, agreement or arrangement relating to any of the Lockbox, the Lockbox Account, the Collection Account, the Reserve Account or to its instructions to Obligors required to be made in compliance with this Agreement, unless the Agent shall have consented thereto in writing in each instance.

Section 6.25. Computer Software. The Servicer shall have and maintain all necessary software licenses to operate software in order to perform the duties of the Servicer.
Section 6.26. Servicer Defaults. If any of the following events (each a “Servicer Default”) shall occur and be continuing:
(a) the occurrence of any Bankruptcy Event with respect to the Servicer; or
(b) (i) the failure of the Servicer to deliver any Collections, payments, or proceeds which it is obligated to deliver under the terms hereof or of any other Transaction Document at the time it is obligated to make such deliveries under the terms hereof or of any other Transaction Document or (ii) the failure by the Servicer to direct the Lockbox Bank, Lockbox Agent or Agent’s Bank to so deliver any Collections, payments or proceeds in the manner required by any Transaction Document and, in each case, such failure continues for a period of two Business Days; or
(c) any representation or warranty made or deemed to be made by the Servicer (or any of its officers) under or in connection with this Agreement (or any remittance report or other information or report delivered pursuant hereto) or any other Transaction Document (except solely with respect to Pledged Receivables that have been resold in accordance with a Marlin Purchase Event) shall prove to be false or incorrect in any material respect and shall remain false or incorrect for a period of 10 Business Days after the earlier to occur of (i) the discovery of such failure by the Servicer or (ii) notice of such failure given to such Person by the Agent, any Lender or any other Person; or
(d) the Servicer shall fail to perform or observe (i) any term, covenant or agreement hereunder (which is not specified in clause (ii) or (iii) below) or under any other Transaction Document (other than described in clause (b) above) in any respect and such failure remains unremedied for 10 Business Days after the earlier to occur of (A) the discovery of such failure by the Servicer or (B) written notice of such failure given to an officer of the Servicer by the Agent or any Lender, (ii) any term, covenant or agreement contained in Section 6.11(i) in any respect and such failure remains unremedied for five Business Days after the earlier to occur of (Y) the discovery of such failure by the Servicer or (Z) written notice of such failure given to an officer of the Servicer by the Agent or any Lender or (iii) any term, covenant or agreement contained in Sections 5.01(o), 6.05, 6.11(a) or 6.23(l) at any time; or
(e) the Servicer shall have suffered any material adverse change to its financial condition or operations which would affect the collectability of the Pledged Receivables or the Servicer’s ability to conduct its business or fulfill its obligations hereunder or under any other Transaction Document; or
(f) any Transaction Document to which the Servicer is a party, or any material provision thereof that is applicable to the Servicer, shall not be in full force and effect and enforceable in accordance with its terms, or the Servicer shall so assert in writing; or
(g) the Servicer’s (as long as the Servicer is then Marlin or any Affiliate of Marlin) business activities relating to the origination, financing and servicing of the Pledged Receivables, the Related Security and the Other Conveyed Property or other similar assets are terminated for any reason, including any termination thereof by a regulatory, tax or accounting body; or

(h) any Event of Default or the Program Termination Date shall have occurred.
then, and in each and every such case, so long as the Servicer Default shall not have been waived, if directed by the Required Lenders, the Agent, by notice in writing to the Servicer and the Backup Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Contracts and the proceeds thereof, as Servicer under this Agreement. Notwithstanding any Servicer Default or delivery of any notice of a Servicer Default, the existing Servicer shall not be relieved of its responsibilities hereunder, and shall continue to service the Pledged Receivables and be entitled to payment of Servicing Fees and any reimbursements otherwise provided for herein, until such time as a successor Servicer has assumed the responsibilities of the Servicer hereunder.
The Servicer agrees to cooperate with the Agent and the Backup Servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, providing notification to the Obligors of the assignment of the servicing function, providing the Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable the Backup Servicer to assume the servicing functions hereunder and the transfer to the Backup Servicer for administration by it of all cash amounts which at the time should be or should have been deposited by the Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Pledged Receivables. Any obligations of Marlin under any Transaction Document other than in its capacity as Servicer shall continue in effect notwithstanding Marlin’s termination as Servicer.
Section 6.27. No Assignment; Resignation; Termination. (a) The Servicer may not assign or transfer its rights or obligations under this Agreement without prior written consent of the Agent.
(b) The Servicer may not resign as Servicer hereunder unless its continued performance hereunder is no longer permissible under a law, rule or regulation applicable to it (as evidenced by an opinion of independent counsel to that effect delivered to the Agent).
(c) The Servicer may not be terminated under this Agreement except as provided in Section 6.26
Section 6.28. Servicer Advances. The Servicer (if Marlin or an Affiliate thereof) may, in its sole discretion, make an advance in respect of any payment due on a Pledged Receivable (other than a Defaulted Receivable) to the extent such payment has not been received by the Servicer or remitted to the appropriate account as of its due date and the Servicer reasonably expects such payment will be ultimately recoverable (a “Servicer Advance”). The Servicer shall deposit into the Collection Account in immediately available funds the aggregate of all Servicer Advances to be made in respect of a Remittance Period on or prior to the Business Day immediately preceding the related Remittance Date. The Servicer shall be entitled to reimbursement in accordance with Section 2.05(c) for any such Servicer Advance solely from amounts received in respect of the Pledged Receivable to which such Servicer Advance relates.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
Section 7.01. Events of Default and Remedies. If any of the following events (each an “Event of Default”) shall occur and be continuing:
(a) the occurrence of any Bankruptcy Event with respect to the Borrower, Marlin or the Parent; or
(b) the Borrower or Marlin shall fail to make any payment or deposit when due pursuant to any Transaction Document (including, without limitation, the failure to pay Yield or Fees on any Remittance Date and the failure to pay the principal amount of all Loans on the Program Termination Date) and such event shall remain unremedied for two Business Days; or
(c) a Borrowing Base Deficiency shall remain unremedied for two Business Days or the Facility Amount exceeds Borrowing Limit and such event shall remain unremedied for two Business Days; or
(d) the three month rolling average Borrower Delinquency Percentage or the three month rolling average Managed Portfolio Delinquency Percentage exceeds 3.50%; or
(e) the Annualized Borrower Default Percentage exceeds 3.00%; or
(f) the Annualized Managed Portfolio Default Percentage exceeds 5.50%; or
(g) [Reserved]; or
(h) the Facility Maturity Date; or
(i) a Tangible Net Worth Default shall occur; or
(j) [Reserved]; or
(k) as of the last day of each calendar quarter ending on or after the date hereof for the four-quarter period just ended, the Servicer Interest Coverage ratio shall be less than 1.15:1.00; or
(l) as of the last day of each calendar quarter ending on or after the date hereof, the Servicer Senior Leverage Ratio shall exceed 5.00:1.00; or
(m) as of (i) any Monthly Report Date, the Liquidity Ratio shall be less than 1.25:1.00 or (ii) any Monthly Report Date, the most recent three-month rolling arithmetic average of the Liquidity Ratio shall be less than 2.00:1.00; or

(n) any representation or warranty made or deemed to be made by the Borrower or the Servicer (as long as the Servicer is Marlin or any Affiliate of Marlin) (or any of their respective officers) under or in connection with this Agreement (or any remittance report or other information or report delivered pursuant hereto) or any other Transaction Document (except solely with respect to Receivables that have been resold in accordance with a Marlin Purchase Event) shall prove to be false or incorrect in any material respect and shall remain false or incorrect for a period of 10 Business Days after the after the earlier to occur of (i) the discovery of such failure by the Borrower or Servicer or (ii) written notice of such failure given to any officer of the Borrower or the Servicer by the Agent or any Lender; or
(o) the Borrower or Marlin shall fail to perform or observe (i) any term, covenant or agreement hereunder (which is not specified in clause (ii) below) or under any other Transaction Document (other than as described in this Section 7.01) in any respect and such failure remains unremedied for 10 Business Days after the earlier to occur of (A) the discovery of such failure by the Borrower or Marlin or (B) written notice of such failure given to an officer of the Borrower or Marlin by the Agent or any Lender, (ii) any term, covenant or agreement contained in Section 6.11(i) in any respect and such failure remains unremedied for five Business Days after the earlier to occur of (Y) the discovery of such failure by the Borrower or Marlin or (Z) written notice of such failure given to an officer of the Borrower or Marlin by the Agent or any Lender or (iii) any term, covenant or agreement specified in Sections 5.01(b), (c), (f), (g), (h), (i), (o), (v), (w) or (y) at any time; or
(p) (i) the Agent shall at any time fail to have a valid, perfected, first priority security interest in any of the Borrower’s right, title and interest in any of the Collateral (other than Equipment which has a value of less than $25,000), free and clear of any Adverse Claim, which failure results, or could reasonably be expected to result, in a Material Adverse Effect, or (ii) the Borrower shall, for any reason, cease to have a perfected ownership interest in any Pledged Receivable and the Collections, Related Security and the Other Conveyed Property with respect thereto; or
(q) the Borrower or Marlin shall have suffered any material adverse change to its financial condition or operations which would affect the collectability of the Pledged Receivables or the Borrower’s or Marlin’s ability to conduct its business or fulfill its obligations hereunder or under any other Transaction Document; or
(r) the occurrence of a Change of Control; or
(s) (i) any Qualifying Interest Rate Hedge shall cease to be in full force and effect and shall not have been replaced by another Qualifying Interest Rate Hedge, (ii) the occurrence of any default by the Borrower in the observance or performance of any of the terms or provisions of any Qualifying Interest Rate Hedge, (iii) any interest rate swap agreement or interest rate cap agreement represented by the Borrower to be a Qualifying Interest Rate Hedge shall fail to be, or cease to be, a Qualifying Interest Rate Hedge (subject to a 15 day grace period to obtain a replacement Qualifying Interest Rate Hedge solely if such interest rate swap agreement or interest rate cap agreement ceases to be a Qualifying Interest Rate Hedge solely because of a ratings downgrade of the applicable hedge counterparty), (iv) the Overall Hedge Position is less than 95.0% of the Loans Outstanding as of any Remittance Date or (solely in respect of Qualifying Interest Rate Hedges that are interest rate swap agreements) more than 105.0% of the Loans Outstanding as of any Remittance Date, or (v) the Borrower shall fail to comply with any hedging requirement hereunder and, in any such case, such event shall remain unremedied for two Business Days; or

(t) any Transaction Document, or any material provision thereof, shall not be in full force and effect and enforceable in accordance with its terms, or Wells Fargo, Marlin or the Borrower shall so assert in writing; or
(u) all of Marlin’s or the Borrower’s business activities relating to the origination, financing and servicing of the Pledged Receivables, the Related Security and the Other Conveyed Property or other similar assets are terminated for any reason, including any order requiring termination thereof by a regulatory, tax or accounting body; or
(v) [Reserved]; or
(w) The PBGC or the Internal Revenue Service shall have filed notice of one or more liens against either Marlin or the Borrower (unless such lien does not purport to cover any of the Collateral) and such notice shall have remained in effect for more than five Business Days; or
(x) any Servicer Default shall have occurred and be continuing; or
(y) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar attachment process, is entered or filed against the Borrower, or against any of its assets (other than any judgment, attachment or levy as to which, and only to the extent, an insurance company deemed reputable by the Agent has confirmed its responsibility in writing to pay the amount thereof); or
(z) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar attachment process, is entered or filed against Marlin or Parent, or against any of their respective assets, in an aggregate amount in excess of $1,000,000 (other than any judgment, attachment or levy as to which, and only to the extent, an insurance company deemed reputable by the Agent has confirmed its responsibility in writing to pay the amount thereof); or
(aa) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower Entity under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or (ii) any Borrower Entity or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or
(bb) if any misstatement or misrepresentation exists as of the date when made or deemed made, in any warranty, representation, statement or Record made to the Agent or Lender by Borrower, Marlin, or Parent, or any officer, employee, agent, or director of Borrower, Marlin or Parent, as the case may be, unless such misstatement or misrepresentation is cured within ten (10) Business Days of the date on which such misstatement or misrepresentation is discovered; or

(cc) (i) on any Monthly Report Date, the sum of the amounts on deposit in the Reserve Account is less than the greater of (A) one percent (1%) of the aggregate Discounted Balances of Pledged Receivables as of such date and (B) $500,000, or (ii) on two or more consecutive Monthly Report Dates, the sum of the amounts on deposit in the Reserve Account as of each such date is less than the greater of (Y) two percent (2%) of the aggregate Discounted Balances of Pledged Receivables as of such date and (Z) $500,000, unless, in either case, it is cured within two Business Days; or
(dd) a default or event of default with respect to any other agreement relating to indebtedness with an aggregate principal balance in excess of $5,000,000 to which the Borrower, Marlin, Parent or any of their respective Affiliates is a party, the occurrence of which (after any applicable cure period) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of any obligations thereunder, to terminate such agreement or to refuse to renew such agreement in accordance with an automatic renewal right therein.
then the Agent may, at the direction of the Required Lenders, by notice to the Borrower, declare the Program Termination Date to have occurred; provided that in the case of any event described in Section 7.01(a) above the Program Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. For the avoidance of doubt, any Event of Default continuing at the time of such declaration or automatic occurrence of the Program Termination Date shall not be subject to cure. Upon any such waiver of an Event of Default, such default shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall be effective unless it shall be in writing and signed by the Agent on the Lenders’ behalf, and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Agent shall promptly send a copy of each waiver to all of the parties hereto.
Upon any such declaration or automatic occurrence of the Program Termination Date, (i) the Borrower shall cease purchasing Receivables from Marlin under the Purchase and Contribution Agreement, (ii) at the option of the Agent in its sole discretion, the Agent may declare the Loans made to the Borrower hereunder and all Yield and all Fees accrued on such Loans and any other Obligations to be immediately due and payable (and the Borrower shall pay such Loans and all such amounts and Obligations immediately), (iii) [reserved], and (iv) at the option of the Agent in its sole discretion, the Agent, on behalf of the Secured Parties, may direct the Obligors to make all payments under the Pledged Receivables directly to the Backup Servicer or a successor Servicer, the Agent or any lockbox or account established by any of such parties. In addition, upon any such declaration or upon any such automatic occurrence, the Agent and the Lenders shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. If any Event of Default shall have occurred and be continuing or if the Program Termination Date shall have occurred, Yield on all Loans shall accrue at a Yield Rate calculated on the basis of clause (b)(ii) of the definition of Yield Rate, effective as of the date of the occurrence of the applicable Event of Default.

Section 7.02. Additional Remedies of the Agent. (a) If, upon the Agent’s declaration that the Loans made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01, the aggregate outstanding principal amount of the Loans, all accrued Fees and Yield and any other Obligations then due are not immediately paid in full, then the Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Secured Parties, to immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Agent may reasonably deem satisfactory, any or all Collateral and apply the proceeds thereof to the Obligations in the priorities provided in Section 2.05(c).
(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid. Accordingly, the Agent may elect, in its sole discretion, the time and manner of liquidating any Collateral, and nothing contained herein shall obligate the Agent to liquidate any Collateral on the date the Agent declares the Loans made to the Borrower hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all Collateral in the same manner or on the same Business Day.
(c) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be returned promptly to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may otherwise direct.
(d) The Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable State, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), and all rights and remedies available to the Lenders at law, in equity or under any other agreement between the Lenders and the Borrower.
(e) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.
(f) The parties hereto agree that, to the extent that notice of any such sale shall be required by law, at least 10 days’ prior written notice to the Borrower of the time and place of any such public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification
(g) During the continuance of any Event of Default, the Agent, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as agent for the Secured Parties, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests of the Agent and the Secured Parties (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

ARTICLE VIII
INDEMNIFICATION
Section 8.01. Indemnities by the Borrower. Without limiting any other rights which the Agent, the Lenders, the Backup Servicer, the Agent’s Bank, the Servicer, the Custodian or any of their respective Affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and defend the Agent, each Lender, the Backup Servicer, the Servicer, the Custodian, the Agent’s Bank and each of their respective Affiliates (each, an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by any of them arising out of or as a result of this Agreement or in respect of any Collateral, excluding, however, Indemnified Amounts to the extent resulting solely from gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party or any income or franchise taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of the Collateral. Without limiting the foregoing, the Borrower shall indemnify and defend each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting solely from gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party):
(i) any Pledged Receivable treated as or represented by the Borrower to be an Eligible Receivable which is not at the applicable time an Eligible Receivable;
(ii) reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any respect when made or deemed made or delivered;
(iii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Collateral, or the nonconformity of any Collateral with any such applicable law, rule or regulation;
(iv) the failure to vest and maintain vested in the Agent, for the benefit of the Lenders, or to transfer to the Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim whether existing at the time of the related Borrowing or at any time thereafter;
(v) the failure to maintain, as of the close of business on each Business Day prior to the Collection Date, a Facility Amount which is less than or equal to the lesser of (x) the Borrowing Limit on such Business Day and (y) the Capital Limit on such Business Day;
(vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or are purported to be, Pledged Receivables or the other Collateral, whether at the time of any Borrowing or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Receivable which is, or is purported to be, a Pledged Receivable (including, without limitation, a defense based on such Receivable (or the Contract evidencing such Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), including any dispute, claim, offset or defense related to or resulting from the absence of one or more original signatures in respect of any Contract;
(viii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement;
(ix) the failure of the Borrower to pay when due any taxes payable in connection with the Pledged Receivables or the Collateral related thereto;
(x) any repayment by the Agent or any Lender of any amount previously distributed in payment of Loans or payment of Yield or Fees or any other amount due hereunder, in each case which amount the Agent or the Lender believes in good faith is required to be repaid;
(xi) the commingling by the Borrower of Collections of Pledged Receivables and other Collateral at any time with other funds;
(xii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans or the Collateral;
(xiii) any failure by the Borrower to give reasonably equivalent value to Marlin in consideration for the transfer by Marlin to the Borrower of any Receivable or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(xiv) any failure of the Borrower or any of its agents or representatives to remit to the Collection Account Collections of Pledged Receivables and other Collateral remitted to the Borrower or any such agent or representative;
(xv) any failure on the part of the Borrower duly to observe or perform in any material respect any covenant or agreement under any Qualifying Interest Rate Hedge;
(xvi) [Reserved];
(xvii) the failure of the Borrower to have a perfected ownership interest or first priority perfected security interest in the Collateral due to an Adverse Claim (excluding any Adverse Claim in favor of the Agent) at any time;

(xviii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise and/or services which are the subject of any Contract related to the Pledged Receivables; and/or
(xix) the payment by such Indemnified Party of taxes (except for “Taxes” (as such term is defined in Section 2.15(a) hereof)), including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent caused by the Borrower’s actions or failure to act.
Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the applicable Indemnified Party (or, with respect to any Lender, to the Agent) within two Business Days following the applicable Indemnified Party’s written demand therefor. The Indemnified Party making a request for indemnification under this Section 8.01 shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.
If the Borrower has made any payments in respect of Indemnified Amounts to an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.
Section 8.02. Indemnities by Servicer. (a) Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and defend each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable attorneys’ fees and disbursements) (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) suffered or sustained by any Indemnified Party as a consequence of any of the following, excluding, however, Servicer Indemnified Amounts (A) resulting solely from any gross negligence, bad faith or willful misconduct of the applicable Indemnified Party claiming indemnification hereunder, (B) resulting from any income or franchise taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or (C) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of any Pledged Receivables due to the insolvency, bankruptcy or financial inability or refusal to pay of the related Obligor arising or occurring at any time after the date of its Conveyance under (and as defined in) the Purchase and Contribution Agreement:
(i) the inclusion, in any computations made by the Servicer in connection with any Borrowing Base Certificate or Monthly Remittance Report or other report prepared by it hereunder, of any Pledged Receivables which were not Eligible Receivables as of the date of any such computation;
(ii) reliance on any representation or warranty made or deemed made by the Servicer or any of its officers under or in connection with this Agreement or any other Transaction Document to which it is a party, which shall have been false or incorrect in any respect when made or deemed made or delivered;

(iii) any investigation, litigation or claim arising out of, or resulting from, the Servicer’s failure to observe the terms and covenants of this Agreement or any other Transaction Document to which it is a party;
(iv) the failure by the Servicer to comply with (A) any term, provision or covenant contained in this Agreement or any other Transaction Document to which it is a party, or any agreement executed in connection with this Agreement, or (B) any applicable law, rule or regulation applicable to it with respect to any Collateral;
(v) any action or inaction by the Servicer that causes the Agent, for the benefit of the Secured Parties, not to have a first priority perfected security interest in the Receivables which are, or are purported to be, Pledged Receivables, together with all Borrower’s interest in Collateral related thereto free and clear of any Adverse Claim whether existing at the time of the related Borrowing or any time thereafter;
(vi) the commingling by the Servicer of the Collections of Pledged Receivables at any time with any other funds;
(vii) any failure of the Servicer or any of its agents or representatives (including, without limitation, agents, representatives and employees of the Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to Collection Account Collections of Pledged Receivables remitted to the Servicer or any such agent or representative;
(viii) the failure by the Servicer to perform any of its duties or obligations in accordance with the provisions of this Agreement or errors or omissions related to such duties;
(ix) the payment by the Agent, any Lender or the Backup Servicer of taxes, including, without limitation, any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent caused by the Servicer’s actions or failure to act;
(x) any action taken by the Servicer (or any assignee or designee of the Servicer) in the enforcement or collection of any Contract related to a Pledged Receivable;
(xi) any of the events or facts giving rise to a breach of any of the Servicer’s representations, warranties, agreements and/or covenants set forth in Article V or Article VI; and/or
(xii) any environmental claims arising in connection with any activity on mortgaged property constituting Equipment.
provided no successor Servicer (which is not Marlin or an Affiliate of Marlin) shall have any liability under clause (xii) above or for Adverse Claims with respect to the Collateral for which such successor Servicer does not have knowledge.

(b) The Servicer Indemnified Amounts shall be paid by the Servicer to the applicable Indemnified Party within two Business Days following receipt by the Servicer of such Person’s written demand therefor. The Indemnified Party making a request for indemnification under this Section 8.02 shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error
(c) If the Servicer has made any indemnity payments to an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.
Except as otherwise provided herein, none of the Servicer, the Backup Servicer or the Agent shall be under any obligation to appear in, prosecute or defend any legal action related to this Agreement unless such action is related to its respective duties under this Agreement; provided that, except as otherwise provided herein, any of the Servicer, the Backup Servicer or the Agent may in its discretion undertake any such action which it may deem necessary or desirable in connection with any legal action with respect to this Agreement and the rights and duties of the parties hereto.
Each applicable Indemnified Party shall deliver to the indemnifying party under Section 8.01 and Section 8.02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.
ARTICLE IX
THE AGENT
Section 9.01. Appointment and Authorization. Each Lender hereby irrevocably designates and appoints Key Equipment Finance Inc. as the “Agent” under the Transaction Documents and, subject to Section 9.11 below, authorizes the Agent to take such actions and to exercise such powers as are delegated to the Agent thereby and to exercise such other powers as are reasonably incidental thereto. The Agent shall not have any duties other than those expressly set forth in the Transaction Documents or any fiduciary relationship with any Lender, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Agent. The Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, any Borrower Entity. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Agent ever be required to take any action which exposes the Agent to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

Section 9.02. Delegation of Duties. The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 9.03. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted (a) with the consent or at the direction of the Instructing Group or (b) in the absence of such Person’s gross negligence or willful misconduct. The Agent shall not be responsible to any Lender or other Person for (w) any recitals, representations, warranties or other statements made by any Borrower Entity or any of their Affiliates, (x) the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any Transaction Document, (y) any failure of any Borrower Entity or any of their Affiliates to perform any obligation or (z) the satisfaction of any condition specified in Article III. The Agent shall not have any obligation to any Lender to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any Borrower Entity or any of their Affiliates.
Section 9.04. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to any Borrower Entity), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders, and assurance of its indemnification, as it deems appropriate.
Section 9.05. Assumed Payments. Unless the Agent shall have received notice from the applicable Lender before the date of any Loan that such Lender will not make available to the Agent the amount it is scheduled to remit as part of such Loan, the Agent may assume such Lender has made such amount available to the Agent when due (an “Assumed Payment”) and, in reliance upon such assumption, the Agent may (but shall have no obligation to) make available such amount to the appropriate Person. If and to the extent that any Lender shall not have made its Assumed Payment available to the Agent, such Lender hereby agrees to pay the Agent forthwith on demand such unpaid portion of such Assumed Payment up to the amount of funds actually paid by the Agent, together with interest thereon for each day from the date of such payment by the Agent until the date the requisite amount is repaid to the Agent, at a rate per annum equal to the Default Funding Rate.
Section 9.06. Notice of Events of Default, Servicer Defaults and Program Termination Date. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, Servicer Default or Program Termination Date unless the Agent has received notice from any Lender or the Borrower stating that an Event of Default, Servicer Default or Program Termination Date has occurred hereunder and describing such event or circumstance. The Agent shall take such action concerning an Event of Default as may be directed by the Instructing Group (or, if required for such action, all of the Lenders), but until the Agent receives such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Agent deems advisable and in the best interests of the Lenders.

Section 9.07. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any Borrower Entity, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, the Borrower Entities, and the Collateral and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. The Agent shall deliver each month to any Lender that so requests a copy of the Monthly Remittance Report(s) received by the Agent. Except for items specifically required to be delivered hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any information concerning the Borrower, any Borrower Entity or any of their Affiliates that comes into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 9.08. Agent and Affiliates. The Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower, any Borrower Entity or any of their Affiliates.
Section 9.09. Indemnification. Each Lender shall indemnify and hold harmless the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or any Borrower Entity and without limiting the obligation of the Borrower or any Borrower Entity to do so), ratably in accordance with its Ratable Share from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction).
Section 9.10. Successor Agent. The Agent may, upon at least 30 days notice to the Borrower, the Servicer and each Lender, resign as Agent. Such resignation shall not become effective until a successor agent reasonably acceptable to the Borrower is appointed by the Instructing Group and has accepted such appointment. Upon such acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent’s resignation hereunder, the provisions of Article VIII, IX and X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent.

Section 9.11. Control by Instructing Group. (a) The Instructing Group shall have the right to direct the time, method and place of conducting any action, the granting or withholding of approval or consent or the exercise or non-exercise of any remedy available to the Agent under this Agreement or the other Transaction Documents. The Agent agrees that it shall not effect any such action, approval, consent or exercise or non-exercise of remedies under this Agreement or any other Transaction Document without the direction of the Instructing Group.
(b) Notwithstanding the foregoing, (i) no such direction of the Instructing Group shall be in conflict with any rule of law or with the Transaction Documents, (ii) the Agent shall not be required to follow any such direction which the Agent reasonably believes might result in any personal liability on the part of the Agent for which the Agent is not adequately indemnified and (iii) the Agent may take any actions deemed proper by the agent which are not inconsistent with any prior directions of the Instructing Group and shall be protected to the fullest extent provided herein.
ARTICLE X
MISCELLANEOUS
Section 10.01. Amendments and Waivers. (a) Except as provided in Section 10.01(b), no amendment of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Agent and the Instructing Group and, solely to the extent that such Person’s obligation hereunder are affected by such amendment, each of the Backup Servicer, the Custodian and the Agent’s Bank, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Agent and the Instructing Group. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b) In addition, no amendment of any Transaction Document shall, without the consent of (i) all Lenders, (A) extend the Commitment Termination Date or the date of any payment or transfer of Collections by the Borrower to the Servicer, (B) reduce the rate or extend the time of payment of Yield for any Accrual Period, (C) reduce or extend the time of payment of any fee payable to the Lenders, (D) except as provided herein, release, transfer or modify any Lender’s Loan Amount or change any Commitment, (E) amend the definition of Required Lenders, Instructing Group, Event of Default or Sections 2.01, 2.02, 2.03, 2.05, 2.09, 2.15, or Article VIII, or any obligation of either the Borrower or the Servicer thereunder, (F) consent to the assignment or transfer by the Borrower of any interest in the Pledged Receivables other than transfers expressly contemplated by the terms of the Transaction Documents or permit any Borrower Entity to transfer any of its obligations under any Transaction Document except as expressly contemplated by the terms of the Transaction Documents, (G) increase the Maximum Facility Amount, the Capital Limit, the Borrowing Limit or the Maximum Advance Percentage or (H) amend any defined term relevant to the restrictions in clauses (A) through (G) in a manner which would circumvent the intention of such restrictions or (ii) the Agent, amend any provision hereof if the effect thereof is to affect the indemnities to, or the rights or duties of, the Agent or to reduce any fee payable for the Agent’s own account. Notwithstanding the foregoing, the amount of any fee or other payment due and payable from the Borrower to the Agent (for its own account) or a Lender may be changed or otherwise adjusted solely with the prior written consent of the Borrower and the party to which such payment is payable. Any amendment hereof shall apply to each Lender equally and shall be binding upon the Borrower, the Lenders and the Agent.

Section 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication, communication by facsimile copy or electronic mail) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Transfer Supplement or at such other address (including, without limitation, an electronic mail address) as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by facsimile copy or electronic mail, when verbal communication of receipt is obtained. Each party hereto, however, authorizes the Agent to act on telephone notices of Loans from any person the Agent in good faith believes to be acting on behalf of the relevant party and, at the Agent’s option, to tape record any such telephone conversation. Each party hereto agrees to deliver promptly a confirmation of each telephone notice given or received by such party (signed by an authorized officer of such party), but the absence of such confirmation shall not affect the validity of the telephone notice. The Agent’s records of all such conversations shall be deemed correct and, if the confirmation of a conversation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern absent manifest error. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to the Agent, the consent of each Person to which the Agent is required to forward such notice.
Section 10.03. No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.04. Successors and Assigns; Participations; Assignments.
(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. None of the Borrower, the Servicer, the Backup Servicer, the Custodian or the Agent’s Bank may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lenders and the Agent.
(b) Participations. Any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder. Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Each Participant shall be entitled to the benefits of Article VIII and shall have the right of setoff through its participation in amounts owing hereunder to the same extent as if it were a Lender hereunder, which right of setoff is subject to such Participant’s obligation to share with the Lenders as provided in Section 10.14. A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment hereto, except amendments described in clause (a) of Section 10.01(b).

(c) Assignments by Lenders. Any Lender may assign to one or more Persons (“Purchasing Lenders”), which Purchasing Lender shall, if other than Key Equipment Finance Inc., be acceptable to (i) the Agent in its sole discretion and (ii) prior to the occurrence of an Event of Default, the Borrower (such consent not to be unreasonably withheld), any portion of its Commitment as a Lender hereunder and Loan Amount pursuant to a supplement hereto (a “Transfer Supplement”) in form satisfactory to the Agent executed by each such Purchasing Lender, such selling Lender and the Agent. Each Purchasing Lender, if other than Key Equipment Finance Inc., shall pay a fee of $3,000 to the Agent in connection with such assignment. Any partial assignment shall be an assignment of an identical percentage of such selling Lender’s Loan Amount and its Commitment as a Lender hereunder. Upon the execution and delivery to the Agent of the Transfer Supplement and payment by the Purchasing Lender to the selling Lender of the agreed purchase price, such selling Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party hereto and shall have all the rights and obligations of a Lender hereunder to the same extent as if it were an original party hereto. The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to and accepted by it and a register for the recordation of the names, addresses and Commitment of the Lender and the Loan Amount of each Loan made by the Lender from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Custodian and the Lenders may treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by the Lender at any reasonable time and from time to time upon reasonable prior notice.
(d) Notifications, Confidential Information. The Agent shall notify the Borrower of any assignment or participation thereof made pursuant to this Section 10.04. A Lender may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Collateral furnished to the Lender by or on behalf of the Borrower or the Servicer; provided that the Lender shall not disclose any such information until it has (i) notified the Borrower and Marlin of its intent to disclose such information and (ii) obtained an agreement from such assignee or participant or proposed assignee or participant that it shall treat as confidential (under terms mutually satisfactory to the Borrower, Marlin, Agent and such assignee or participant or proposed assignee or participant) any information obtained which is not already publicly known or available.
(e) [Reserved].
(f) [Reserved].

(g) Opinions of Counsel. If required by the Agent, each Transfer Supplement must be accompanied by an Opinion of Counsel of the assignee as to such matters as the Agent may reasonably request.
(h) Further Assurances. Subject to Section 10.04(a), each of the parties hereto hereby agrees to execute any amendment to this Agreement that is required in order to facilitate the addition of any new Lender hereunder as contemplated by this Section 10.04.
(i) Federal Reserve Bank. At any time and from time to time, any Lender may, without the consent of the Borrower, assign or grant a security interest in all or a portion of its interests in its Loans or the Collateral hereunder to the Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
Section 10.05. Term of This Agreement. This Agreement including, without limitation, the Borrower’s obligation to observe its covenants set forth in Articles V and VI and the Servicer’s obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and VI and the indemnification and payment provisions of Section 2.09, 2.15, Article VIII and the provisions of Section 10.09 shall be continuing and shall survive any termination of this Agreement.
Section 10.06. Governing Law; Jury Waiver; Consent to Jurisdiction. This Agreement shall, in accordance with Section 5-1401 and 5-1402 of the general obligations law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction, except to the extent that the validity or perfection of the interests of the Secured Parties in the pledged receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York. Each of the Parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement or any of the transactions contemplated hereunder. Each Party to this Agreement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York (or to the extent permitted by law, in such federal court) for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement or by the other Transaction Documents. Each Party to this Agreement irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a Court and any claim that any such proceeding brought in such a Court has been in an inconvenient forum.

Section 10.07. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Backup Servicer, the Custodian, the Servicer, the Agent’s Bank, the Agent, the Lenders and the Indemnified Parties, the Borrower agrees to pay on demand all reasonable (and reasonably documented) costs and expenses of the Backup Servicer, the Custodian, the Servicer, the Agent’s Bank, the Lenders and the Agent incurred in connection with the preparation, execution, delivery, administration and enforcement of, or any waiver or consent issued or amendment prepared in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith or therewith or incurred in connection with any amendment, waiver or modification of this Agreement, any other Transaction Document, and any other documents to be delivered hereunder or thereunder or in connection herewith or therewith including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Backup Servicer, the Servicer, the Custodian, the Agent’s Bank, the Agent and the Lenders with respect thereto and with respect to advising the Backup Servicer, the Custodian, the Servicer, the Agent’s Bank, the Agent and the Lenders as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Backup Servicer, the Custodian, the Servicer, the Agent’s Bank, the Agent or the Lenders in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection with any Transaction Document. Notwithstanding anything to the contrary contained herein, the parties agree that in no event shall the Borrower be obligated to pay the fees and expenses of more than one counsel in respect of the Lenders, which counsel shall be counsel for the Agent.
(b) [Reserved].
(c) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to a Lender which is specific to this Agreement or the funding or maintenance of Loans hereunder.
(d) [Reserved].
(e) So long as Wells Fargo is acting as Backup Servicer hereunder, without limiting any other provision hereof, the Borrower shall pay on demand all costs, expenses and fees of the Backup Servicer hereunder related to its duties under this Agreement as set forth in Exhibit F in accordance with the priority provisions of Section 2.05(c)(I) or (II), as applicable.
(f) So long as KeyBank is acting as Agent hereunder, without limiting any other provision hereof, the Borrower shall pay on demand all costs, expenses and fees (if any) of the Agent related to its duties under this Agreement as set forth in the Fee Letter in accordance with the priority provisions of Section 2.05(c)(I) or (II), as applicable.
(g) So long as Wells Fargo is acting as Custodian hereunder, without limiting any other provision hereof, the Borrower shall pay on demand all costs, expenses and fees of the Custodian related to its duties under the Custodial Agreement as set forth in Exhibit F in accordance with the priority provisions of Section 2.05(c)(I) or (II), as applicable.
(h) [Reserved].
(i) Any Person making a claim under this Section 10.07 shall submit to the Borrower a written notice setting forth in reasonable detail the basis for and the computations of the applicable costs, expenses, taxes or similar items.

Section 10.08. [Reserved].
Section 10.09. Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Lender or the Agent as contained in this Agreement or any other agreement, instrument or document entered into by any Lender or the Agent pursuant hereto or in connection herewith shall be had against any administrator of any Lender or the Agent or any incorporator, affiliate, stockholder, officer, employee or director of any Lender or the Agent or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Lenders or the Agent pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 10.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of any Lender or the Agent or any incorporator, stockholder, affiliate, officer, employee or director of any Lender or the Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of any Lender or the Agent contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of any Lender or the Agent and each incorporator, stockholder, affiliate, officer, employee or director of any Lender or the Agent or of any such administrator, or any of them, for breaches by any Lender or the Agent of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 10.09 shall survive the termination of this Agreement.
Section 10.10. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letter and the fee letters between the Borrower and Wells Fargo or KeyBank.
Section 10.11. Tax Characterization. Notwithstanding any provision of this Agreement, the parties hereto intend that the Loans advanced hereunder shall constitute indebtedness of the Borrower for federal income tax purposes.

Section 10.12. [Reserved].
Section 10.13. Confidentiality. The parties hereto agree to hold the Transaction Documents or any other confidential or proprietary information received in connection therewith in confidence and agree not to provide any Person with copies of any Transaction Document or such other confidential or proprietary information other than to (i) any of its officers, directors, members, managers, employees, subservicers or outside accountants, auditors or attorneys, provided that the disclosing party shall notify any such Person of the confidentiality requirements hereof and shall be responsible for any violation thereof by such Person, (ii) any prospective or actual assignee or participant which (in each case) has signed a confidentiality agreement reasonably acceptable to Marlin and containing provisions substantially identical to this Section, (iii) any rating agency, which has agreed to keep such information confidential, (iv) any surety, guarantor or credit or liquidity enhancer to the Agent or any Lender which (in each case) has agreed to keep such information confidential, (v) any entity organized to loan, or make loans secured by, financial assets for which the Agent provides managerial services or acts as an administrative agent which (in each case) has signed a confidentiality agreement reasonably acceptable to Marlin and substantially in the form of the confidentiality agreement signed by the Agent prior to the date hereof, and (vi) Government Entities with appropriate jurisdiction. Notwithstanding the above stated obligations, the parties hereto will not be liable for disclosure or use of such information which such Person can establish by tangible evidence: (i) was required by law, rule or regulation including pursuant to a valid subpoena or other legal process, (ii) was rightfully in such Person’s possession or known to such Person prior to receipt or (iii) is or becomes known to the public through disclosure in a printed publication (without breach of any of such Person’s obligations hereunder).
Section 10.14. Sharing of Recoveries. Each Lender agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder based on its Loan Amount or Ratable Share or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Lenders (as return of Loan Amount or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Lender free and clear of any Adverse Claim created or granted by such other Lender, in the amount necessary to create proportional participation by the Lenders in such recovery (as if such recovery were distributed pursuant to Section 2.05). If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 10.15. Right of Setoff. During an Event of Default and after the Program Termination Date, the Agent and each Lender is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent or such Lender (including by any branches or agencies of the Agent or such Lender) to, or for the account of, the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured).

Section 10.16. Headings; Counterparts. Article and Section headings in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 10.17. Force Majeure. If Wells Fargo or KeyBank is prevented from fulfilling its obligations hereunder as a result of government actions, regulations, fires, strikes, accidents, acts of God or other causes beyond the control of such party, such party’s obligations hereunder shall be suspended for a reasonable time during which such condition exists
Section 10.18. Patriot Act Compliance. The Agent hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it, and each other Lender, may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, organizational documentation, director and shareholder information, and other information that will allow the Agent and each Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Agent and each Lender.
[Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	MARLIN LEASING RECEIVABLES XIII LLC

By MARLIN LEASING RECEIVABLES CORP. XIII, its managing member

By:

Name:
Title:

	Address:	300 Fellowship Road Mt. Laurel, NJ 08054
	Attention:	Lynne C. Wilson
	Facsimile:	(856) 813-2704
	Telephone:	(856) 505-4108

THE SERVICER:	MARLIN LEASING CORPORATION

By:

Name:
Title:

	Address:	300 Fellowship Road Mt. Laurel, NJ 08054
	Attention:	Lynne C. Wilson
	Facsimile:	(856) 813-2704
	Telephone:	(856) 505-4108

THE BACKUP SERVICER AND THE CUSTODIAN:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

	Address:	MAC N9311-161 Sixth Street and Marquette Avenue
	Attention:	Corporate Trust Services – Asset-Backed Administration
	Facsimile:	(612) 667-3464
	Telephone:	(612) 667-8058

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THE AGENT:	KEY EQUIPMENT FINANCE INC.

By:

Name:
Title:

	Address:	Lease Advisory Services 1000 South McCaslin Boulevard Superior, CO 80027
	Attention:	Todd T. Oliver
	Telephone:	(720) 304-1245
	Facsimile:	(216) 357-6760

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THE LENDERS:	KEY EQUIPMENT FINANCE INC., as a Lender

COMMITMENT AMOUNT:

$50,000,000	By:

Name:
Title:

	Address:	Lease Advisory Services 1000 South McCaslin Boulevard Superior, CO 80027
	Attention:	Todd T. Oliver
	Telephone:	(720) 304-1245
	Facsimile:	(216) 357-6760

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